Filed Pursuant to Rule 424(b)(2)
Registration No. 333-189409

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 24, 2013)

The Korea Development Bank

US$750,000,000 Floating Rate Notes due 2017

US$750,000,000 3.75% Notes due 2024

Our US$750,000,000 aggregate principal amount of floating rate notes due 2017 (the “Floating Rate Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus 0.625% per annum, payable quarterly in arrears on January 22, April 22, July 22 and October 22 of each year. The first interest payment on the Floating Rate Notes will be made on April 22, 2014 in respect of the period from (and including) January 22, 2014 to (but excluding) April 22, 2014. The Floating Rate Notes will mature on January 22, 2017.

Our US$750,000,000 aggregate principal amount of notes due 2024 (the “Fixed Rate Notes”, and together with the Floating Rate Notes, the “Notes”) will bear interest at a rate of 3.75% per annum. Interest on the Fixed Rate Notes is payable semi-annually in arrears on January 22 and July 22 of each year, beginning on July 22, 2014. The Fixed Rate Notes will mature on January 22, 2024.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein). However, under The Korea Development Bank Act, as amended (the “KDB Act”), the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDB Financial Group (“KDBFG”), subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Floating Rate Notes			Fixed Rate Notes
	Per Note	Total		Per Note	Total
Public offering price	100.000%	US$	750,000,000	99.070%	US$	743,025,000
Underwriting discount	0.263%	US$	1,972,500	0.300%	US$	2,250,000
Proceeds to us (before deduction of expenses)	99.737%	US$	748,027,500	98.770%	US$	740,775,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including January 22, 2014.

Application has been made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission of the Notes to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about January 22, 2014.

Joint Bookrunners and Lead Managers

Barclays
BNP PARIBAS
BofA Merrill Lynch
Citigroup
HSBC
KDB Asia
Morgan Stanley
Standard Chartered Bank

Lead Manager

ANZ Securities

Prospectus Supplement Dated January 13, 2014

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Unless otherwise indicated, all references to “Floating Rate Notes” contained in this prospectus supplement are to the US$750,000,000 aggregate principal amount of floating rate notes due 2017 and all references to “Fixed Rate Notes” are to the US$750,000,000 aggregate principal amount of 3.75% notes due 2024. Unless otherwise indicated, all references to the “Notes” are to the Floating Rate Notes and Fixed Rate Notes, collectively.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Commencing in 2011, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate and consolidated financial information as of December 31, 2012, June 30, 2013 and September 30, 2013, for the six months ended June 30, 2012 and 2013 and for the nine months ended September 30, 2012 and 2013 included in this prospectus supplement has been prepared in accordance with Korean IFRS. References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 24, 2013. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-189409, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission of the Notes to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$750,000,000 aggregate principal amount of floating rate notes due January 22, 2017 (the “Floating Rate Notes”) and US$750,000,000 aggregate principal amount of 3.75% notes due January 22, 2024 (the “Fixed Rate Notes”, and together with the Floating Rate Notes, the “Notes”).

Floating Rate Notes

The Floating Rate Notes will bear interest for each Interest Period (as defined herein) at a rate equal to Three-Month USD LIBOR plus 0.625% per annum, payable quarterly in arrears on January 22, April 22, July 22 and October 22 of each year. The first interest payment on the Floating Rate Notes will be made on April 22, 2014 in respect of the period from (and including) January 22, 2014 to (but excluding) April 22, 2014. Interest on the Notes will accrue from January 22, 2014, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

Fixed Rate Notes

The Fixed Rate Notes will bear interest at a rate of 3.75% per annum, payable semi-annually in arrears on January 22 and July 22, beginning on July 22, 2014. Interest on the Fixed Rate Notes will accrue from January 22, 2014 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

We do not have any right to redeem the Notes prior to maturity.

Listing

Application has been made to the SGX-ST for the listing of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded on the SGX-ST in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies) for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require. Accordingly, the Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under

“Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 22, 2014, which we expect will be the sixth business day following the date of this prospectus supplement, referred to as “T+6.” You should note that initial trading of the Notes may be affected by the T+6 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$1,488,802,500. We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 24, 2013. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2013, we had ￦95,868.9 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ￦146,469.6 billion and total equity of ￦17,690.2 billion, as compared to ￦91,875.2 billion of loans outstanding, ￦142,997.3 billion of total assets and ￦18,218.4 billion of total equity as of December 31, 2012. For the six months ended June 30, 2013, we recorded interest income of ￦2,389.1 billion, interest expense of ￦1,523.4 billion and net loss of ￦266.5 billion, as compared to ￦2,549.7 billion of interest income, ￦1,641.1 billion of interest expense and ￦619.4 billion of net income for the six months ended June 30, 2012.

In April 2013, the Government launched a task force for considering and planning the reorganization of policy roles for Government-owned banks and financial corporations, including us, KDB Financial Group (“KDBFG”) and Korea Finance Corporation (“KoFC”). The task force, composed of representatives from various government branches responsible for overseeing such Government-owned entities as well as members of the academia, collected views and considered various reorganization options with respect to policy financing functions.

In August 2013, pursuant to the findings of the task force, the Financial Services Commission announced the Government’s plan to reorganize Government-owned policy banks and financial corporations in order to streamline their overlapping functions and reinforce their policy financing roles for start-ups and small- and medium-sized enterprises, new growth industries and overseas projects. The plan calls for, among other things, (i) the merger of KoFC and KDBFG into us and the transfer of KoFC’s overseas assets of approximately ￦2 trillion to The Export-Import Bank of Korea by July 2014, (ii) the sale of KDB Capital Corp., KDB Asset Management Co., Ltd. and KDB Life, our subsidiaries that do not have policy financing roles and (iii) the gradual reduction of our retail banking services. Furthermore, the Government announced that it will maintain its controlling stake of at least 50% plus one share in us.

The plan announced by the Government is subject to the legislative approval of the National Assembly and will require an amendment of the KDB Act. In December 2013, a bill was introduced in the National Assembly to amend the KDB Act and enact the Government’s merger plan. As the bill is still in the early stages of the legislative approval process, we cannot predict whether the final form of the bill will mirror the merger plan announced by the Government or be passed at all.

Capitalization

As of September 30, 2013, our authorized capital was ￦15,000 billion and capitalization was as follows:

September 30, 2013(1)
(billions of won) (unaudited)
Long-term debt(2)(3):
Won currency borrowings	4,343.1
Foreign currency borrowings	6,580.3
Industrial finance bonds	50,871.6

Total long-term debt	61,795.0

Capital:
Issued capital	9,251.9
Capital surplus	44.4
Retained earnings(4)	7,955.2
Accumulated other comprehensive income	530.6

Total capital	17,782.1

Total capitalization	79,577.1

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2013.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ￦1,075.6 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2013.
(3)	As of September 30, 2013, we had contingent liabilities totaling ￦7,451.3 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for possible loan losses of ￦320.2 billion as of September 30, 2013. Under Korean IFRS, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Selected Financial Statement Data

Recent Developments

As of September 30, 2013, we had ￦98,109.3 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ￦148,362.4 billion and total equity of ￦17,782.1 billion, as compared to ￦91,875.2 billion of loans outstanding, ￦142,997.3 billion of total assets and ￦18,218.4 billion of total equity as of December 31, 2012, on a separate K-IFRS basis. For the nine months ended September 30, 2013, we recorded interest income of ￦3,581.0 billion, interest expense of ￦2,283.5 billion and net loss of ￦199.6 billion, as compared to ￦3,788.5 billion of interest income, ￦2,482.2 billion of interest expense and ￦754.3 billion of net income for the nine months ended September 30, 2012, on a separate K-IFRS basis.

The following tables present selected separate financial information for the nine months ended September 30, 2012 and 2013 and as of December 31, 2012 and September 30, 2013, which has been derived from our unaudited separate financial statements as of December 31, 2012 and September 30, 2013 and for the nine months ended September 30, 2012 and 2013 prepared in accordance with Korean IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2012	2013
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,788.5	3,581.0
Total Interest Expenses	2,482.2	2,283.5
Net Interest Income	1,306.2	1,297.4
Operating Income	1,002.7	(297.5)
Net Income	754.3	(199.6)

	As of December 31, 2012	As of September 30, 2013
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	91,875.2	98,109.3
Total Borrowings(2)	108,406.7	115,758.7
Total Assets	142,997.3	148,362.4
Total Liabilities	124,779.0	130,580.3
Equity	18,218.4	17,782.1

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

The following tables present selected consolidated financial information for the nine months ended September 30, 2012 and 2013 and as of December 31, 2012 and September 30, 2013, which has been derived from our unaudited consolidated financial statements as of December 31, 2012 and September 30, 2013 and for the nine months ended September 30, 2012 and 2013 prepared in accordance with Korean IFRS.

Consolidated K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2012	2013
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	4,085.5	3,884.1
Total Interest Expenses	2,539.3	2,331.2
Net Interest Income	1,546.2	1,552.9
Operating Income (Expenses)	878.3	(303.3)
Net Income (Loss)	725.7	(296.9)

	As of December 31, 2012	As of September 30, 2013
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	93,991.7	100,340.1
Total Borrowings(2)	113,862.2	121,277.2
Total Assets	165,779.6	171,502.9
Total Liabilities	144,889.1	151,194.1
Equity	20,890.5	20,308.8

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at FVTPL, due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2013

For the nine months ended September 30, 2013, we had net loss of ￦199.6 billion compared to net income of ￦754.3 billion for the nine months ended September 30, 2012, on a separate K-IFRS basis.

Principal factors for the net loss of ￦199.6 billion for the nine months ended September 30, 2013 compared to the net income of ￦754.3 billion for the nine months ended September 30, 2012 included:

•

an increase in provision for loan losses to ￦978.9 billion in the nine months ended September 30, 2013 from ￦384.5 billion in the corresponding period of 2012, primarily due to an increase in non-performing loans;

•

an increase in net loss on foreign currency transactions to ￦212.6 billion in the nine months ended September 30, 2013 from ￦112.6 billion in the corresponding period of 2012, primarily due to the fluctuation of foreign exchange rates;

•

a decrease in net fees and commission income to ￦311.3 billion in the nine months ended September 30, 2013 from ￦395.7 billion in the corresponding period of 2012, primarily due to a decrease in fees from financial advisory, syndication and underwriting;

•

a decrease in dividend income to ￦106.6 billion in the nine months ended September 30, 2013 from ￦185.8 billion in the corresponding period of 2012, primarily due to a decrease in dividend income from our subsidiaries;

•

net loss on available-for-sale financial assets of ￦113.3 billion in the nine months ended September 30, 2013 compared to net gain of ￦58.1 billion in the corresponding period of 2012, primarily due to impairment losses on the stock of companies under restructuring procedures (including STX Pan Ocean Co., Ltd.) in the nine months ended September 30, 2013; and

•

a decrease in net gain on derivatives to ￦192.1 billion in the nine months ended September 30, 2013 from ￦253.3 billion in the corresponding period of 2012, primarily due to a decrease in valuation gain on derivative financial instruments.

The above factors were partially offset by net gain on financial liabilities designated at fair value through profit or loss of ￦30.6 billion in the nine months ended September 30, 2013 compared to net loss of ￦78.8 billion in the corresponding period of 2012, primarily due to an increase in valuation gains from financial liabilities designated at fair value through profit or loss.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Shina SB Yard Co., STX Pan Ocean and Tong Yang Cement Corporation. As of September 30, 2013, our credit extended to these companies totaled ￦2,122.6 billion, accounting for 1.4% of our total assets as of such date.

As of September 30, 2013, our exposure (including loans classified as substandard or below and equity investments classified as estimated loss or below) to Kumho Tires increased to ￦1,204.7 billion from ￦1,174.5 billion as of December 31, 2012, primarily due to extension of additional loans. As of September 30, 2013, our exposure to Daehan Shipbuilding was ￦213.4 billion, an increase from ￦195.7 billion as of December 31, 2012, primarily due to extension of additional loans. As of September 30, 2013, our exposure to Shina SB Yard increased to ￦258.6 billion from ￦228.2 billion as of December 31, 2012, primarily due to extension of additional loans. As of September 30, 2013, our exposure to STX Pan Ocean decreased to ￦224.9 billion from ￦358.8 billion as of December 31, 2012, primarily due to a decrease in valuation of shares of common stock of STX Pan Ocean. We downgraded the classification of our exposure to Tong Yang Cement from normal to estimated loss in September 2013. As of September 30, 2013, our exposure to Tong Yang Cement was ￦221.0 billion.

As of September 30, 2013, we established provisions of ￦40.5 billion for our exposure to Kumho Tires, ￦12.6 billion for Daehan Shipbuilding, ￦52.7 billion for Shina SB Yard, ￦152.0 billion for STX Pan Ocean and ￦3 billion for Tong Yang Cement.

In the nine months ended September 30, 2013, we sold 90,749 shares of common stock in Kumho Industrial, and as a result, our equity interest in Kumho Industrial decreased from 5.44% to 4.74%.

Based on our unaudited internal management accounts, as of September 30, 2013, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was ￦1,204.7 billion, ￦167.5 billion, ￦1,414.8 billion and ￦871.6 billion, respectively. As of September 30, 2013, we established provisions of ￦40.5 billion, ￦4.2 billion, ￦0.4 billion and ￦0.9 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the nine months ended September 30, 2013, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Results of Operations

The following tables present selected separate financial information as of December 31, 2012 and June 30, 2013 and for the six months ended June 30, 2012 and 2013, which has been derived from our unaudited separate financial statements as of December 31, 2012 and June 30, 2013 and for the six months ended June 30, 2012 and 2013 prepared in accordance with Korean IFRS and included in this prospectus supplement. You should read the following financial statement data together with the separate financial statements and notes included in this prospectus supplement:

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2012	2013
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,549.7	2,389.1
Total Interest Expenses	1,641.1	1,523.4
Net Interest Income	908.6	865.7
Operating Income (Expenses)	821.2	(393.4)
Net Income (Loss)	619.4	(266.5)

	As of December 31, 2012	As of June 30, 2013
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	91,875.2	95,868.9
Total Borrowings(2)	108,406.7	113,623.8
Total Assets	142,997.3	146,469.6
Total Liabilities	124,779.0	128,779.4
Equity	18,218.4	17,690.2

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Six Months Ended June 30, 2013

For the six months ended June 30, 2013, we had net loss of ￦266.5 billion compared to net income of ￦619.4 billion for the six months ended June 30, 2012, on a separate basis.

Principal factors for the net loss of ￦266.5 billion for the six months ended June 30, 2013 compared to the net income of ￦619.4 billion for the six months ended June 30, 2012 included:

•

an increase in provision for loan losses to ￦660.7 billion in the six months ended June 30, 2013 from ￦210.9 billion in the corresponding period of 2012, primarily due to an increase in non-performing loans;

•

net loss on derivatives of ￦137.1 billion in the six months ended June 30, 2013 compared to net gain of ￦152.6 billion in the corresponding period of 2012, primarily due to valuation losses on derivative financial instruments in the six months ended June 30, 2013;

•

net loss on available-for-sale financial assets of ￦184.9 billion in the six months ended June 30, 2013 compared to net gain of ￦34.9 billion in the corresponding period of 2012, primarily due to impairment losses on the stock of companies under restructuring procedures during the first half of 2013; and

•

a decrease in dividend income to ￦74.2 billion in the six months ended June 30, 2013 from ￦157.4 billion in the corresponding period of 2012, primarily due to a decrease in dividend income from our subsidiaries.

The above factors were partially offset by net gain on foreign currency transactions of ￦58.4 billion in the six months ended June 30, 2013 compared to net loss of ￦37.7 billion in the corresponding period of 2012.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2013, we established provisions of ￦1,291.9 billion for possible loan losses under Korean IFRS. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings. See Note 22 of the notes to our separate financial statements included in this prospectus supplement.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2013, we have provided loans of ￦3,298.0 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ￦1,448.7 billion following debt-equity swaps. As of June 30, 2013, we had established provisions of ￦658.3 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2013(1)
		Loan Amount		Loan Loss Provisions
		(in billions of won, except percentages)
Loan Classification	Normal(2)	￦	89,870.5	￦	227.9
	Precautionary		3,969.4		422.1
	Substandard		1,505.0		342.1
	Doubtful		30.3		20.1
	Expected Loss		493.7		279.8

	Total	￦	95,868.9	￦	1,292.0

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.
(3)	See note 2 of the notes to our separate financial statements for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2013, our non-performing loans totaled ￦2,029.0 billion, representing 2.1% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2013, our legal reserve was ￦6,022.3 billion, representing 6.3% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Shina SB Yard Co., STX Pan Ocean and Hanil Engineering & Construction. As of June 30, 2013, our credit extended to these companies totaled ￦2,068.0 billion, accounting for 1.4% of our total assets as of such date.

As of June 30, 2013, our exposure (including loans classified as substandard or below and equity investments classified as estimated loss or below) to Kumho Tires increased to ￦1,247.4 billion from ￦1,174.5 billion as of December 31, 2012, primarily due to extension of additional loans. As of June 30, 2013, our exposure to Daehan Shipbuilding was ￦200.4 billion, an increase from ￦195.7 billion as of December 31, 2012, primarily due to extension of additional loans. As of June 30, 2013, our exposure to Shina SB Yard Co. increased to ￦244.3 billion, from ￦228.2 billion as of December 31, 2012, primarily due to extension of additional loans. As of June 30, 2013, our exposure to STX Pan Ocean decreased to ￦200.9 billion from ￦358.8 billion as of December 31, 2012, primarily due to a decrease in valuation of shares of common stock of STX Pan Ocean. As of June 30, 2013, our exposure to Hanil Engineering & Construction increased to ￦175.0 billion from ￦173.4 billion as of December 31, 2012.

As of June 30, 2013, we established provisions of ￦42.2 billion for our exposure to Kumho Tires, ￦11.9 billion for Daehan Shipbuilding, ￦44.5 billion for Shina SB Yard, ￦156.0 billion for STX Pan Ocean and ￦1.1 billion for Hanil Engineering and Construction.

In the first half of 2013, we sold 51,789 shares of common stock in Kumho Industrial, and as a result, our equity interest in Kumho Industrial decreased from 5.44% to 5.17%.

Based on our unaudited internal management accounts, as of June 30, 2013, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was ￦1,247.4 billion, ￦150.4 billion, ￦1,424.4 billion and ￦759.1 billion, respectively. As of June 30, 2013, we established provisions of ￦42.2 billion, ￦1.7 billion, ￦0.4 billion and ￦0.9 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the six months ended June 30, 2013, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2013:

Loans(1)

	June 30, 2013
	(billions of won)
Equipment Capital Loans:
Domestic currency	￦	32,228.9
Foreign currency(2)		7,668.3
Working Capital Loans:
Domestic currency(3)		27,577.4
Foreign currency(2)		5,257.2
Other Loans(4)		23,137.1

Total loans	￦	95,868.9

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ￦8,457.4 billion as of June 30, 2013. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2013, we had ￦95,868.9 billion in outstanding loans, a 4.3% increase from December 31, 2012.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2013		As % of June 30, 2013 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	￦	32,007.5	44.0%
Loans with remaining maturities of more than one year		40,724.3	56.0

Total	￦	72,731.8	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2013:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2013		As % of June 30, 2013 Total
	(billions of won, except percentages)
Manufacturing	￦	42,214.2	58.0%
Banking and Insurance		6,745.0	9.3
Transportation and Communication		5,805.8	8.0
Public Administration		32.0	0.1
Electric, Gas and Water Supply Industry		2,127.7	2.9
Others		15,807.1	21.7

Total	￦	72,731.8	100.0%

Percentage increase from December 31, 2012		5.7%

(1)	Includes loans extended to affiliates.

The manufacturing sector accounted for 58.0% of our outstanding equipment capital and working capital loans as of June 30, 2013. As of June 30, 2013, loans to the manufacture of other transport equipment businesses and the manufacture of basic metal products businesses accounted for 16.3% and 13.4%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Hyundai Steel was our single largest borrower as of June 30, 2013, accounting for 1.4% of our outstanding equipment capital and working capital loans. As of June 30, 2013, our five largest borrowers and 20 largest borrowers accounted for 6.1% and 16.8%, respectively, of our outstanding equipment capital and working capital loans. The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2013 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2013 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	64.0%
Banking and Insurance	8.2
Transportation and Communication	11.0
Others	16.8

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2013:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	June 30, 2013%			June 30, 2013%
	(billions of won, except percentages)
Industrial fund loans	￦	28,749.3	72.1%	￦	24,371.6	77.9%
Foreign currency loans		6,452.7	16.2		1,340.8	4.3
Offshore loans in foreign currencies		1,215.6	3.0		3,252.5	10.4
Government fund loans		617.9	1.5		—	—
Overdraft		—	—		937.6	3.0
Others		2,861.2	7.2		1,388.2	4.4

Total	￦	39,896.7	100.0%	￦	31,290.7	100.0%

(1)	Excludes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2013:

	June 30, 2013
	(billions of won)
Acceptances	￦	831.3
Guarantees on local borrowing		689.2
Guarantees on foreign borrowing		6,714.4
Letter of guarantee for importers		47.5

Total	￦	8,282.4

Investments

Our equity investments increased slightly to ￦8,443.2 billion as of June 30, 2013 from ￦8,439.6 billion as of December 31, 2012.

As of June 30, 2013, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ￦8,443.2 billion, equal to 27.6% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2013:

Equity Investments

	Book Value as of June 30, 2013
	(billions of won)
Electric, Gas and Water Supply Industry	￦	93.8
Construction		110.0
Banking and Insurance		4,790.0
Real Estate Business		126.8
Manufacturing		2,941.9
Transportation and Communication		179.6
Others		201.1

Total	￦	8,443.2

As of June 30, 2013, we held total equity investments, on a book value basis, of ￦0 in our five largest borrowers and ￦1,799.5 billion in six of our 20 largest borrowers.

As of June 30, 2013, the aggregate value of our equity investments accounted for approximately 110.6% of their aggregate cost basis. For a discussion on how we determine the value of our equity investments, see “The Korea Development Bank — Operations — Investments” in the accompanying prospectus.

Other Activities

As of June 30, 2013, we held in trust cash and other assets totaling ￦27,688.2 billion, and we generated in the first half of 2013 trust fee income equaling ￦148.1 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2013:

Type of Funds Borrowed	Amount as of June 30, 2013
	(billions of won)
General purpose	￦	619.7
Special purpose		4,074.8

Total	￦	4,694.5

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2013:

Outstanding Balance	Amount as of June 30, 2013
	(billions of won)
Denominated in Won	￦	32,113.2
Denominated in other currencies		18,673.2

Total	￦	50,786.4

As of June 30, 2013, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2013) was ￦60,151.0 billion, equal to 13.5% of our authorized amount under the KDB Act, which was ￦446,796.7 billion.

Foreign Currency Borrowings

As of June 30, 2013, the outstanding amount of our foreign currency borrowings was US$13.1 billion.

Our long term and short term foreign currency borrowings increased to ￦15,029.0 billion as of June 30, 2013 from ￦12,341.3 billion as of December 31, 2012.

Deposits

As of June 30, 2013, demand deposits held by us totaled ￦1,812.4 billion and time and savings deposits held by us totaled ￦34,682.9 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2013:

Debt Principal Repayment Schedule

	Maturing on or before June 30,
Currency(1)(2)	2013		2014		2015		2016		2017		Thereafter
	(billions of won)
Won	￦	7,185	￦	12,367	￦	5,984	￦	2,556	￦	2,037	￦	6,715
Foreign		12,850		8,013		3,934		3,612		2,858		3,300

Total Won Equivalent	￦	20,035	￦	20,380	￦	9,918	￦	6,168	￦	4,895	￦	10,015

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2013, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

As of June 30, 2013, we employed 2,908 persons with 1,628 located in our Seoul head office.

Financial Statements and the Auditors

Korea Development Bank

Separate Interim Statements of Financial Position

As of June 30, 2013, December 31 and January 1, 2012

(Unaudited)

(In millions of won)	Notes	June 30, 2013		December 31, 2012 (Restated)	January 1, 2012 (Restated)
Assets
Cash and due from banks	4,43,44,47	￦	3,345,279	2,695,848	1,965,839
Financial assets held for trading	5,43,44,47		1,755,660	1,877,364	2,585,909
Available-for-sale financial assets	6,43,44,47		25,795,600	24,886,010	25,701,034
Held-to-maturity financial assets	7,43,44,47		47,441	88,690	110,844
Loans	8,43,44,47		94,552,810	91,034,405	80,414,794
Derivative financial assets	9,43,44,45,47		4,627,855	5,177,890	5,597,095
Investments in subsidiaries and associates	10,46		6,021,888	5,984,613	5,716,820
Property and equipment, net	11,46		436,592	439,773	439,726
Investment property, net	12,46		87,692	92,486	86,899
Intangible assets, net	13,46		70,187	71,503	58,969
Deferred tax assets	33		46,974	17,432	—
Other assets	14,43,44,47		9,681,638	10,631,333	5,204,055

Total assets		￦	146,469,616	142,997,347	127,881,984

Liabilities
Financial liabilities designated at fair value through profit or loss	15,43,44,47	￦	841,696	875,197	992,136
Deposits	16,43,44,47		37,490,967	38,652,332	25,222,278
Borrowings	17,43,44,47		24,504,729	21,977,467	25,842,421
Bonds	18,43,44,47		50,786,366	46,901,677	47,196,659
Derivative financial liabilities	9,43,44,45,47		4,010,804	4,086,856	4,289,264
Defined benefit liabilities	19		36,200	18,885	17,536
Provisions	20		287,150	89,143	261,855
Deferred tax liabilities	34		—	198,738	359,521
Income taxes payable			45,228	153,321	128,204
Other liabilities	21,43,44,47		10,776,288	11,825,334	5,908,341

Total liabilities			128,779,428	124,778,950	110,218,215

Equity
Issued capital	22		9,251,861	9,251,861	9,251,861
Capital surplus	22		44,373	44,373	44,373
Accumulated other comprehensive income	22		505,595	534,181	578,557
Retained earnings	22		7,888,359	8,387,982	8,387,982
(Regulatory reserve for loan loss of ￦1,306,925 and ￦1,034,949 as of June 30, 2013 and December 31, 2012, respectively)	22
(Planned regulatory reserve for loan losses of ￦126,663 and ￦271,976 and 1,034,949 as of June 30, 2013 and December 31, 2012 and January 1, 2012, respectively)

Total equity			17,690,188	18,218,397	17,663,769

Total liabilities and equity		￦	146,469,616	142,997,347	127,881,984

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Comprehensive Income (Loss)

For the three-month and six-month periods ended June 30, 2013 and 2012

(Unaudited)

(In millions of won, except earnings per share information)		June 30, 2013			June 30, 2012 (Restated)
	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	23	￦	1,200,187	2,389,053	1,300,887	2,549,742
Interest expense	23		(753,264)	(1,523,375)	(823,636)	(1,641,120)

Net interest income	46		446,923	865,678	477,251	908,622

Net fees and commission income	24		128,210	221,486	165,024	275,197
Dividend income	25		24,925	74,206	61,635	157,437
Net gain (loss) on financial assets held for trading	26		(27,659)	(14,600)	2,496	(397)
Net gain (loss) on financial liabilities designated at fair value through profit or loss	27		56,455	32,150	(19,965)	(16,727)
Net gain (loss) on available-for-sale financial assets	28		(232,860)	(184,860)	(12,807)	34,915
Net gain (loss) on derivatives	29		(83,743)	(137,125)	(2,171)	152,624
Net foreign currency transaction gain (loss)	30		10,842	58,353	44,086	(37,701)
Other operating loss, net	31		(142,024)	(373,089)	(115,043)	(179,396)

Non-interest income (loss), net			(265,854)	(323,479)	123,255	385,952

Provision for loan loss	8		492,860	660,704	104,550	210,878

General and administrative expenses	32,46		154,275	274,913	156,162	262,535

Operating income (loss)	46		(466,066)	(393,418)	339,794	821,161

Impairment loss on investments in subsidiaries and associates			(11,167)	(11,167)	(272)	(272)
Other non-operating income	33		1,002	3,892	664	1,376
Other non-operating expense	33		(1,341)	(2,028)	(8,585)	(9,808)

Non-operating expense, net			(11,506)	(9,303)	(8,193)	(8,704)

Profit (loss) before income taxes			(477,572)	(402,721)	331,601	812,457

Income tax expense (benefit)	34		(155,224)	(136,245)	86,344	193,045

Profit (loss) for the period
(Profit (loss) for the period adjusted for regulatory reserve for possible loan losses : (-)￦356,603 million and (-)￦393,139 million for the three-month and six-month periods ended June 30, 2013, respectively; ￦177,853 million and ￦481,085 million for the three-month and six-month periods ended June 30, 2012, respectively)	22		(322,348)	(266,476)	245,257	619,412

Other comprehensive income (loss) for the period, net of tax Items that are or may be reclassified subsequently to profit or loss:
Valuation gain (loss) on available-for-sale financial assets, net	22		(26,254)	(59,874)	(43,005)	6,481
Exchange differences on translation of foreign operations	22		14,250	31,288	7,971	(4,399)

			(12,004)	(28,586)	(35,034)	2,082

Total comprehensive income (loss) for the period		￦	(334,352)	(295,062)	210,223	621,494

Earnings (loss) per share
Basic and diluted earnings (loss) per share (won)	35	￦	(174)	(144)	133	335

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Changes in Equity

For the six-month periods ended June 30, 2013 and 2012

(Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2012	￦	9,251,861	44,373	565,577	7,796,236	17,658,047
Cumulative effect of changing accounting policies, etc.		—	—	12,980	(7,258)	5,722

Balance at January 1, 2012 (Restated)		9,251,861	44,373	578,557	7,788,978	17,663,769
Dividends		—	—	—	(347,870)	(347,870)

		9,251,861	44,373	578,557	7,441,108	17,315,899

Profit for the period		—	—	—	619,412	619,412
Changes in valuation gain on available-for-sale financial assets		—	—	8,517	—	8,517
Changes in exchange differences on translation of foreign operations		—	—	(5,803)	—	(5,803)
Income tax effect		—	—	(632)	—	(632)

Total comprehensive income for the period		—	—	2,082	619,412	621,494

Balance at June 30, 2012	￦	9,251,861	44,373	580,639	8,060,520	17,937,393

Balance at January 1, 2013	￦	9,251,861	44,373	521,720	8,400,611	18,218,565
Cumulative effect of changing accounting policies, etc.		—	—	12,461	(12,629)	(168)

Balance at January 1, 2013 (Restated)		9,251,861	44,373	534,181	8,387,982	18,218,397
Dividends		—	—	—	(233,147)	(233,147)

		9,251,861	44,373	534,181	8,154,835	17,985,250

Loss for the period		—	—	—	(266,476)	(266,476)
Changes in valuation loss on available-for-sale financial assets		—	—	(78,962)	—	(78,962)
Changes in exchange differences on translation of foreign operations		—	—	41,277	—	41,277
Income tax effect		—	—	9,099	—	9,099

Total comprehensive loss for the period		—	—	(28,586)	(266,476)	(295,062)

Balance at June 30, 2013	￦	9,251,861	44,373	505,595	7,888,359	17,690,188

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Cash Flows

For the six-month periods ended June 30, 2013 and 2012

(Unaudited)

(In millions of won)	Notes	2013		2012
Cash flows from operating activities
Profit (loss) for the period		￦	(266,476)	619,412
Adjustments for:
Income tax expense (benefit)	34		(136,245)	193,045
Interest income	23		(2,389,053)	(2,549,742)
Interest expense	23		1,523,375	1,641,120
Dividend income	25		(74,206)	(157,437)
Loss (gain) on valuation of financial assets held for trading	26		5,769	(134)
Loss (gain) on valuation of financial liabilities designated at fair value through profit or loss	27		(32,033)	17,541
Gain on disposal of available-for-sale financial assets	28		(255,849)	(109,308)
Impairment loss on available-for-sale financial assets	28		440,709	74,393
Loss (gain) on valuation of derivatives	29		324,912	(134,200)
Net gain on fair value hedged items	29		(57,467)	(146,189)
Loss (gain) on foreign exchange translations	30		(108,844)	8,714
Loss on disposal of investments in subsidiaries and associates	31		142	—
Impairment loss on investments in subsidiaries and associates			11,167	272
Provision for loan loss	8		660,704	210,878
Defined benefit costs	19,32		18,398	14,356
Depreciation of property and equipment	11,32		14,054	9,600
Loss (gain) on disposal of property and equipment	33		15	(197)
Depreciation of investment property	12,33		874	610
Amortization of intangible assets	13,32		9,042	7,576
Impairment loss on intangible assets	33		—	160
Other operating income (loss), net			201,365	(148,012)

			156,829	(1,066,954)

Changes in operating assets and liabilities:
Due from banks			(935,100)	(585,375)
Financial assets held for trading			113,518	837,512
Loans			(5,940,957)	(2,620,858)
Derivative financial assets			3,943,926	1,719,412
Other assets			1,122,586	(1,893,796)
Financial liabilities designated at fair value through profit or loss			(1,467)	(158,256)
Deposits			(1,161,365)	7,907,369
Derivative financial liabilities			(3,577,168)	(1,584,503)
Defined benefit liabilities			(1,082)	(4,281)
Provisions			—	(314)
Other liabilities			(369,574)	2,422,401

			(6,806,683)	6,039,311

Income taxes paid			(107,493)	(203,127)
Interest received			2,420,158	2,569,767
Interest paid			(1,527,486)	(1,551,472)
Dividends received			131,546	110,988

Net cash provided by (used in) operating activities		￦	(5,999,605)	6,517,925

Korea Development Bank

Separate Interim Statements of Cash Flows—(Continued)

For the six-month periods ended June 30, 2013 and 2012

(Unaudited)

(In millions of won)	Notes	2013		2012
Cash flows from investing activities
Disposal of available-for-sale financial assets	6	￦	13,837,244	20,148,412
Acquisition of available-for-sale financial assets	6		(14,583,927)	(21,663,087)
Disposal of held-to-maturity financial assets	7		41,830	15,492
Acquisition of held-to-maturity financial assets	7		(379)	(884)
Disposal of property and equipment	11		806	493
Acquisition of property and equipment	11		(7,527)	(12,539)
Disposal of intangible assets	13		5	—
Acquisition of intangible assets	13		(7,664)	(7,516)
Disposal of investments in subsidiaries and associates			30,137	48,634
Acquisition of investments in subsidiaries and associates			(75,815)	(175,081)

Net cash used in investing activities			(765,290)	(1,646,076)

Cash flows from financing activities
Proceeds from borrowings			60,646,965	88,679,688
Repayment of borrowings			(58,456,421)	(89,783,689)
Issuance of bonds			11,133,338	8,589,658
Repayment of bonds			(7,662,332)	(8,598,169)
Dividends paid	22		(233,147)	(347,870)

Net cash provided by (used in) financing activities			5,428,403	(1,460,382)

Effects from changes in foreign currency exchange rate for cash and cash equivalents			(691,515)	18,514

Net increase (decrease) in cash and cash equivalents			(2,028,007)	3,429,981

Cash and cash equivalents at beginning of period			5,625,503	2,019,774

Cash and cash equivalents at end of period	41	￦	3,597,496	5,449,755

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Notes to the Separate Interim Financial Statements

June 30, 2013

(Unaudited)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects, in order to expedite industrial development and enhance the national economy.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

The Bank is a fully-owned subsidiary of the KDB Finance Group (“KDBFG”), which is owned by the Korean government and Korea Finance Corporation (“KoFC”), and its capital stocks amount to ￦9,251,861 million as of June 30, 2013.

The Bank’s head office is located in Yeouido-dong, Yeongdeungpo-gu, Seoul and its service network as of June 30, 2013, is as follows:

	Head Office	Domestic branches	Overseas branches	Overseas subsidiaries	Overseas representative offices	Total
KDB	1	82	8	5	4	100

2. Basis of Preparation

(1) Statement of compliance

These separate interim financial statements were prepared in accordance with K-IFRS No. 1034, ‘Interim Financial Reporting’ as part of the period covered by Bank’s K-IFRS annual separate financial statements.

(2) Basis of measurement

The interim financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments designated at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets and unrecognized past service costs

(3) Functional and presentation currency

These financial statements are presented in Korean won (“￦”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(4) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are evaluated on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Information about significant judgments made by management in applying the Bank’s accounting policies that have significant effect on the amounts recognized in the separate interim financial statements is included in the following notes:

•	Note 3.(6)—Impairment of financial assets

•	Note 3.(15)—Employee benefits

Information on key sources of uncertainties in estimations and assumptions that have a significant risk of resulting in a material adjustment within the next financial year is included in the following notes:

•	Note 8—Loans and allowance for possible loan loss

•	Note 19—Defined benefit liabilities

•	Note 20—Provisions

3. Significant Accounting Policies

The accounting policies applied by the Bank in these separate interim financial statements are the same as those applied by the Bank in its separate interim financial statements as of and for the year ended December 31, 2012.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate interim financial statements in accordance with K-IFRS No.1027 ‘Consolidated and Separate Financial Statements,’ and account the investment of stocks in subsidiaries and associates on a cost basis, not by performance and net asset reported by the investee. On the other hand, dividends received from subsidiaries and associates are recognized as income as of the time the right to receive the dividends is established.

(2) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognizes the CEO as the chief operating decision maker.

(3) Foreign currency

(i) Foreign currency transactions

Transactions made in currencies, apart from the functional currency of the Bank, are translated to the respective functional currency at the exchange rate of the date of transaction. Monetary items denominated in

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Notes to the Separate Interim Financial Statements—(Continued)

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foreign currencies are translated according to the closing exchange rates at the end of the reporting date. Non-monetary items measured at fair value in a foreign currency are translated at the exchange rates at the date the fair value was determined. Moreover, non-monetary items measured in terms of historical cost in a foreign currency are translated at the exchange rate of the date of transaction.

Foreign currency differences arising from translation of monetary items, except differences that arise at the settlement time of monetary items, and exchange differences of foreign operating net investment and financial liabilities in a qualifying cash flow hedge, are recognized in profit or loss.

In the case that profit or loss incurring from non-monetary items is recognized as other comprehensive income, or profit or loss, the effects from translation of such items are recognized in other comprehensive income and in profit or loss, respectively.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyper inflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the moment the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognized as comprehensive profit or loss in the financial statement, and re-categorized to profit or loss as of the disposal of the related net investment.

(4) Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, deposits held at call with banks, and other short-term highly fluid investments with three months or less until maturity.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

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(5) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets. Moreover, the Bank recognizes financial assets on the statement of financial position as of the time the Bank becomes a party to the contractual provisions of the instruments.

Non-derivative financial assets are measured at fair value upon initial recognition and, unless designated at fair value through profit or loss, transaction costs directly regarding acquisition and issuance of such assets are summed to the initial fair value.

(i) Financial assets at fair value through profit or loss

Any financial asset classified as held-for-trading or designated at fair value through profit or loss at initial recognition is categorized under financial assets at fair value through profit or loss. Financial assets at fair value through profit or loss (“FVTPL”) are measured at fair value upon initial recognition, and changes therein are recognized as profit or loss. Furthermore, transaction costs regarding acquisition upon initial recognition are recognized as profit or loss as incurred.

(ii) Held-to-maturity financial assets

If a non-derivative financial asset has a fixed maturity with a fixed or determinable payment, and the Bank has positive intent and ability to hold such an asset, it is classified as held-to-maturity financial assets. Subsequent to initial recognition, held-to-maturity financial assets are measured at amortized costs using the effective interest rate (“EIR”) method.

(iii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method. Furthermore, the effective interest rate method is applied to recognize interest incomes on financial investments, except short-term loans and receivables, in which the method is immaterial.

(iv) Available-for-sale financial assets

Any non-derivative financial asset, not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables, is classified as available-for-sale financial assets. Subsequent to initial recognition, such assets are measured at fair value. However, equity instruments that do not have a quoted market price in an active market and cannot be reliably measured, and any derivatives that are linked to these instruments and need to be settled upon the delivery of such equity instruments are measured at cost. Accumulated other comprehensive income, reflected in equity as fair value changes, is recognized as profit or loss as of the time the related available-for-sale asset is disposed of or the impairment loss is recognized. Furthermore, dividends earned whilst holding available-for-sale financial assets are recognized in the statement of comprehensive income upon the establishment of the right to receive the payment.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

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(v) De-recognition of financial assets

The Bank de-recognizes a financial asset when the rights to receive cash flow from an asset expire, or when it transfers the rights to receive cash flow and substantially all the risks and rewards from the ownership of a financial asset. In the case that the Bank has neither transferred nor retained substantially all the risks and rewards of an asset, the Bank de-recognizes any assets if it does not have control, and recognizes any assets to the extent of the Bank’s continuing involvement if it does have control. In the latter case, any associated liabilities are recognized by the Bank. In the case the Bank retains substantially all the risks and rewards from the ownership of an asset it does not have control of, the Bank continues to recognize the financial asset, and recognizes consideration received as financial liabilities.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and liabilities are set-off only under the conditions that the Bank has legal rights to set-off the recognized amounts, and the intention to settle on a net basis or to realize assets and settle liabilities at the same time.

(6) Impairment of financial assets

The Bank assesses the possibility of objective evidence that may indicate any impairment of financial assets, except those designated at fair value through profit or loss, at each reporting date. A financial asset is defined as impaired if, as a result of one or more events after initial recognition, the estimated future cash flow of the asset has been affected. However, expected impairments from future events are not recognized, regardless of their likelihood.

Upon the finding of objective evidence to believe an asset is impaired, the impairment is measured and recognized in profit or loss as follows, according to the asset category:

(i) Impairment of loans and receivables

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of loans and receivables exist. Upon the finding of objective evidence to believe impairment has occurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted using the initial effective interest rate (“EIR”). Furthermore, the carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

For individually significant impaired assets, the Bank determines allowances on losses through individual assessment. For those that do not have objective evidence to believe impairment exist or are not individually significant, the Bank groups such assets with similar characteristics and determines allowances on losses through collective assessment.

In individual assessment, allowances on losses are computed using the discounted expected recoverable value, estimated by operating cash flows or collateral cash flow; in collective assessment, allowances on losses are computed using statistical methods based on obtainable historical loss experience.

The present value of estimated future cash flows is measured using the asset’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

For the purpose of a collective assessment of impairment, assets are analyzed on the basis of the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the assets collectively assessed are estimated on the basis of historical loss experience for assets with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based, and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(ii) Impairment of available-for-sale financial assets

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of available-for-sale assets exists. Upon the finding of objective evidence to believe impairment has occurred, the amount of the loss is measured as the difference between the acquisition cost and the current fair value.

An available-for-sale financial asset is defined as impaired if the current fair value of the asset falls significantly or continuously below the acquisition cost. Accordingly, the Bank considers a 30% or higher fall in the current fair value, in comparison to the acquisition cost, a ‘significant decline.’ Moreover, in the case that the market price of a marketable equity security falls below the acquisition cost for a time equivalent to or longer than 6 months, the fall is considered a ‘prolonged decline.’

If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the available-for-sale financial asset.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually, at each reporting date, whether there is objective evidence that a held-to-maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR, and recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial asset held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the held-to-maturity financial asset.

(iv) Loss events of financial assets

Objective evidences that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

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•	The granting of a concession to the borrower, for economic or legal reasons, that the lender would not otherwise consider

•	A state with high probability that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset due to financial difficulties

•

The presence of observable data indicating a measurable decrease in the estimated future cash flows of a group of financial assets since the initial recognition of the group, although the decrease cannot yet be identified with the individual financial asset within the group

(7) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognized at the fair value upon agreement of the contract, and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below.

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether or not hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and that the actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

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Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives. The Bank records embedded derivative instruments at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract. If the embedded derivative cannot be measured separately from the host contract, the Bank aggregately designates the host contract and embedded derivative as a financial instrument at fair value through profit or loss. Changes due to the fair value assessment of embedded derivative instruments are recognized in profit or loss

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument, not designated as a hedging instrument, are recognized immediately in profit or loss.

(8) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is considered to be a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans: The fair value of loans is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Held-to-maturity financial assets: The fair value of held-to-maturity financial assets are computed by widely-accepted appraisal agencies upon request.

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June 30, 2013

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•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Bonds: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(9) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the Bank amortizes the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, by using the straight line method over time on an appropriate basis.

(10) Property and equipment

The Bank’s property and equipment are recognized at the carrying amount as historical costs less accumulated depreciations and accumulated impairments in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognized in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognized. Furthermore, any other repairs or maintenances are charge to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when its carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to its useful life when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

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(11) Investment property

The Bank classifies property held for the purpose of rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment properties.

Depreciation of investment property is calculated using the straight line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(12) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognized at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognized as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and reviews the recognition of this loss.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets as to determine whether or not it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(13) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether or not the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

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June 30, 2013

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(14) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for the purpose of repurchasing in the near future. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognized as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognized as profit or loss.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognized in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognized as transaction costs of the loan, if the probability that some or all of the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all of the facility will occur, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged or cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

(15) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

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(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a retirement plan in which a fixed amount of contribution is paid on a separate fund. The Bank holds no future responsibility once the contribution has been paid to the separate fund, and recognizes the payment made on the due date of the contribution as payroll costs. Furthermore, in the occurrence of excessive contribution due to prepayment, contributions already paid are deducted from future payments or the repayable amounts are recognized as assets.

(iii) Retirement benefits: defined benefit plans

The liability recognized in the statement of financial position in respect to the defined benefit pension plans is the present value of the defined benefit obligation at the date of the statement of financial position less the fair value of plan assets, together with adjustments for unrecognized actuarial gains or losses. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity similar to the terms of the related pension liability.

Actuarial gains and losses arising from adjustments and changes in actuarial assumptions and actual results are recognized as other comprehensive income in the current year.

(16) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(17) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given, and amortized over the period of the guarantee. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS No. 1037 ‘Provisions, Contingent Liabilities and Contingent Assets,’ and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS No. 1018 ‘Revenue.’

(18) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

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(19) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for the purpose of measuring the impairment loss.

(20) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS No. 1039 ‘Financial Instrument: Recognition and Measurement,’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(21) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

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(22) Income tax expense

The Bank computes income tax expense by summing income tax payable of the corresponding annual period, according to income tax law, and the change in deferred income tax of the same year.

The Bank recognizes temporary differences between the tax bases of assets and liabilities and their carrying amount as deferred income tax assets and deferred income tax liabilities. Deferred income tax assets and deferred income tax liabilities are estimated as the increased or decreased payable income tax due to the elimination of temporary differences in the future. Income tax effects of temporary differences are reflected in the income tax expense of the corresponding period, and income tax effects of temporary differences related to items that are directly reflected in the capital category are reflected in the corresponding capital category directly.

The realization possibility of deferred income tax assets is reviewed at each reporting date, and in the case the possibility that subsequent income tax will occur is high and it is probable that the decrease effect of income tax on deferred income tax assets will be realized, deferred income tax assets are recognized in assets. Furthermore, in the case of carried forward tax credit and tax credit, deferred income tax assets are recognized in the extent of taxable income upon the condition that the possibility future taxable income, where deduction carried forward can be applied, will occur is high.

Deferred income tax assets and liabilities may be off-set if the Bank has a legally enforceable right to offset the related current income tax assets and liabilities, they relate to income tax levied by the same tax authority, they are intended to be settled on a net basis, or the Bank has intentions to realize assets and settle liabilities during each accounting period.

(23) Accounting for trust accounts

The Bank, upon accounting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principals and interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts

(24) Regulatory reserve for loan loss

In the case that the total sum of allowance for possible loan loss does not meet the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank, according to K-IFRS, records the difference at the end of each reporting period, and saves the equal amount as a reserve for loan loss

In the case that the existing total sum of reserve for possible loan loss exceeds the amount needed to be set aside as of the closing date, the difference is to be reversed. Furthermore, in the case that unappropriated deficit exists, reserves for loan loss is to be saved from the time the unappropriated deficit is disposed.

(25) Earnings per share

Basic earnings per share (“EPS”) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Diluted earnings per share is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares and weighted average number of dilutive potential common shares outstanding during the reporting period. Dilutive potential common shares are only regarded once dilution effects occur.

(26) Changes in accounting policies and the impact of changes

(i) Changes in accounting policies

Amendments to K-IFRS No. 1001, ‘Presentation of Financial Statements’

The amendments to K-IFRS No. 1001, ‘Presentation of Financial Statements’ require items in other comprehensive income to be grouped, according to character, under two categories: items that will not be reclassified subsequently to profit or loss, and items that may be reclassified subsequently to profit or loss upon satisfying specific conditions. The Bank has adopted the amendments for annual periods beginning on or after January 1, 2013.

Amendments to K-IFRS No. 1019, ‘Employee Benefits’

The amendments to K-IFRS No. 1019, ‘Employee Benefits’ require recognition of actuarial gains and losses immediately in other comprehensive income and the calculation of expected return on plan assets based on the rate used to discount the defined benefit obligation. The Bank has adopted the amendments for annual periods beginning on or after January 1, 2013.

K-IFRS No. 1113, ‘Fair Value Measurement’

K-IFRS No. 1113, ‘Fair Value Measurement’ defines fair value and a single framework for fair value, and requires disclosures about fair value measurements. The Bank has adopted the standard for annual periods beginning on or after January 1, 2013.

(ii) Impact of changes in accounting policy Amendments to K-IFRS No. 1019, ‘Employee Benefits’

Financial effects succeeding the amendments to K-IFRS No. 1019, ‘Employee Benefits’ are as follows:

- Statements of financial position

(In millions of won)	December 31, 2012		January 1, 2012
Increase effect on amount of accumulated other comprehensive income	￦	12,629	7,258
Decrease effect on retained earnings		(12,629)	(7,258)

- Statements of comprehensive income

(In millions of won)	Six-month period ended June 30, 2013		Six-month period ended June 30, 2012
Decrease effect on defined benefits	￦	247	240
Increase effect on income tax expense		(60)	(58)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(27) New standards and interpretations not yet adopted

The following new standards, interpretations and amendments to existing standards have been issued but are not yet effective for the annual period beginning January 1, 2013, and the Bank has not early adopted them. The impacts of adopting these new changes cannot be estimated as of June 30, 2013.

K-IFRS No. 1032, ‘Financial Instruments: Presentation’

The amendments clarified the application guidance related to ‘offsetting a financial asset and a financial liability’. The amendment is mandatorily effective for periods beginning on or after January 1, 2014, with earlier application permitted.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Cash	￦	71,407	134,413
Due from banks in Korean won:
Due from Bank of Korea		1,506,722	706,759
Other due from banks in Korean won		2,093	392

		1,508,815	707,151

Due from banks in foreign currencies/off-shores		1,765,167	1,854,387
Provisions		(110)	(103)

	￦	3,345,279	2,695,848

(2)	Restricted due from banks as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Reserve deposit	￦	1,237,982	782,064
Others		101,555	83,910

	￦	1,339,537	865,974

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

5. Financial Assets Held for Trading

(1)	Financial assets held for trading as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Financial assets held for trading denominated in Korean won:
Equity securities:
Stocks and equity investments	￦	38,493	7,117
Debt securities:
Government and public bonds		1,156,551	1,346,611
Financial bonds		472,380	482,696

		1,628,931	1,829,307

		1,667,424	1,836,424

Financial assets held for trading denominated in foreign currencies/off-shores:
Equity securities		4,422	2,741
Debt securities		13,816	28,101

		18,238	30,842

Loaned financial assets held for trading:
Debt securities		69,998	10,098

	￦	1,755,660	1,877,364

(2)	The details of debt securities in financial assets held for trading as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Face value		Acquisition cost	Fair value (Carrying amount)
Government and public bonds	￦	1,153,000	1,165,233	1,156,551
Financial bonds		472,000	473,992	472,380
Debt securities in foreign currencies/off-shores		13,796	12,995	13,816
Loaned debt securities		70,000	70,807	69,998

	￦	1,708,796	1,723,027	1,712,745

	December 31, 2012
	Face value		Acquisition cost	Fair value (Carrying amount)
Government and public bonds	￦	1,328,000	1,340,957	1,346,611
Financial bonds		482,500	484,363	482,696
Debt securities in foreign currencies /off-shores		28,123	31,285	28,101
Loaned debt securities		10,000	10,166	10,098

	￦	1,848,623	1,866,771	1,867,506

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Debt securities in Korean won are measured at the lower of fair values provided by NICE Bonds Pricing Services Inc. and FN Financing Inc. Debt securities in foreign currencies are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	￦	2,397,466	2,459,652
Beneficiary certificates		3,510,991	3,548,949

		5,908,457	6,008,601
Debt securities:
Government and public bonds		194,989	212,514
Financial bonds		2,502,725	3,009,245
Corporate bonds		12,290,839	11,616,007
Others		—	216,386

		14,988,553	15,054,152

		20,897,010	21,062,753

Available-for-sale financial assets denominated in foreign currencies/off-shores:
Equity securities		431,944	280,374
Debt securities		4,144,800	3,523,621

		4,576,744	3,803,995

Loaned available-for-sale financial assets:
Debt securities		321,846	19,262

	￦	25,795,600	24,886,010

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost amounting to ￦163,764 million as of June 30, 2013 (￦217,248 million as of December 31, 2012).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	Changes in available-for-sale financial assets for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Beginning balance	￦	24,886,010	25,701,034
Acquisition		14,583,927	21,663,087
Disposal		(13,581,395)	(19,626,656)
Change due to amortization		24,400	13,238
Unrealized change in fair value recorded in equity		(78,962)	8,517
Impairment loss		(459,768)	(119,648)
Reversal of impairment loss		19,059	45,255
Reclassification		(2,907)	(1,180)
Foreign exchange differences		353,520	(105,808)
Others(*1)		51,716	35,201

Ending balance	￦	25,795,600	27,613,040

(*1)	Represents the value increase in available-for-sale equity securities acquired from Oriental Precision & Engineering Co., Ltd., Daewoo Electronics Corp. and Kukdong Co., Ltd. in the six-month period ended June 30, 2013 after a debt-for-equity swap decision, of The Creditor Financial Institutions Committee, based upon Corporate Restructuring Promotion Act.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
Company	Number of shares	Carrying amount		Restricted period
Oriental Precison & Engineering Co., Ltd.	60,511,999	￦	110,737	Until December 31, 2016
KUMHO Tire Co., Inc.	27,357,555		299,565	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		77,858	Undecided
KUMHO Industrial Co., Ltd.	1,272,921		17,312	Until December 31, 2014
Taesan LCD Co., Ltd.	1,405,514		9,754	Until December 31, 2013
Hanchang Paper Co., Ltd.	6,409,200		4,352	Until December 31, 2014
Jaeyoung Solutec Co., Ltd.	1,962,000		2,315	Until December 31, 2013
Byucksan Engineering & Construction Co., Ltd.	1,328,918		37,537	Until July 11, 2013
Namkwang Engineering & Construction Co., Ltd.	938,891		28,120	Until August 15, 2013
Hanil Engineering & Construction Co., Ltd.	909,600		—	Until December 31, 2014

	113,187,440	￦	587,550

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
Company	Number of shares	Carrying amount		Restricted period
Pantech Co., Ltd.	249,427,382	￦	109,499	Subject to shareholders’ committee’s decision
Chinhung International Inc.	37,516,000		15,307	Until March 31, 2013
Oriental Precison & Engineering Co., Ltd.	22,920,666		27,642	Until December 31, 2016
KUMHO Tire Co., Inc.	13,161,600		145,409	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		61,321	Undecided
KUMHO Industrial Co., Ltd.	8,910,453		13,455	Until December 31, 2014
Taesan LCD Co., Ltd.	7,027,574		2,117	Until December 31, 2013
Hanchang Paper Co., Ltd.	6,409,200		3,339	Until December 31, 2012
Kumho Petrochemical Co., Ltd.	4,281,715		507,041	Until May 3, 2013
Jaeyoung Solutec Co., Ltd.	1,962,000		1,550	Until December 31, 2012
Byucksan Engineering & Construction Co., Ltd.	1,480,833		28,660	Until April 12, 2014
Namkwang Engineering & Construction Co., Ltd.	1,406,139		20,280	Until March 31, 2013
Hanil Engineering & Construction Co., Ltd.	909,600		635	Until December 31, 2014

	366,504,004	￦	936,255

(4)	The details of debt securities in available for sale financial assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Face value		Acquisition cost	Fair value (Carrying amount)
Government and public bonds	￦	198,644	204,320	194,989
Financial bonds		2,500,000	2,507,116	2,502,725
Corporate bonds		12,426,777	12,419,158	12,290,839
Debt securities denominated in foreign currencies/off shores		4,129,206	4,244,873	4,144,800
Loaned debt securities		330,000	331,602	321,846

	￦	19,584,627	19,707,069	19,455,199

	December 31, 2012
	Face value		Acquisition cost	Fair value (Carrying amount)
Government and public bonds	￦	208,645	214,341	212,514
Financial bonds		3,000,000	3,010,092	3,009,245
Corporate bonds		11,540,988	11,533,463	11,616,007
Debt securities denominated in foreign currencies/off shores		3,455,038	3,540,277	3,523,621
Loaned debt securities		20,000	19,749	19,262
Others		306,735	132,431	216,386

	￦	18,531,406	18,450,353	18,597,035

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Debt securities in Korean won are measured at the lower of fair values provided by NICE Bonds Pricing Services Inc. and FN Financing Inc. Debt securities in foreign currencies are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013			December 31, 2012
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	￦	7,441	7,443	7,178	8,195
Corporate bonds		40,000	40,410	80,600	81,713
Corporate paper		—	—	379	379
Others		—	—	533	533

	￦	47,441	47,853	88,690	90,820

(2)	Changes in held-to-maturity financial assets for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Beginning balance	￦	88,690	110,844
Acquisition		379	884
Redemption		(41,830)	(15,492)
Change due to amortization		202	172

Ending balance	￦	47,441	96,408

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

8. Loans

(1)	Loans as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013			December 31, 2012
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	￦	26,050,229	25,571,445	24,196,948	23,961,755
Loans for facility development		32,228,858	32,300,929	31,787,122	32,066,639
Loans for households		1,527,126	1,536,362	1,042,170	1,066,849
Inter-bank loans		801,938	725,477	716,934	667,329

		60,608,151	60,134,213	57,743,174	57,762,572

Loans in foreign currencies:
Loans		12,980,125	13,194,625	11,847,735	12,026,708
Inter-bank loans		941,320	941,595	928,339	928,666
Loans borrowed from overseas financial institution		363,981	366,570	323,191	328,803
Off-shore loans receivables		7,645,629	7,891,272	5,846,209	6,036,169

		21,931,055	22,394,062	18,945,474	19,320,346

Other loans receivables:
Bills bought in foreign currency		1,692,097	1,688,896	1,979,494	1,972,617
Advance payments on acceptances and guarantees		258,253	149,165	99,342	87,816
Privately-placed corporate bonds		4,093,151	4,024,599	4,915,016	4,998,176
Others		7,286,209	7,272,361	8,192,687	8,189,675

		13,329,710	13,135,021	15,186,539	15,248,284

		95,868,916	95,663,296	91,875,187	92,331,202

Less:
Allowance for possible loan losses		(1,291,969)		(782,541)
Present value discount		(25,981)		(49,006)
Deferred loan origination costs and fees		1,844		(9,235)

	￦	94,552,810		91,034,405

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	Changes in allowance for loan losses for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	Loans in Korean won				Loans in foreign currencies	Other loans		Total
	Loans for working capital		Loans for facility development	Others		Private placed corporate bonds	Others
Beginning balance	￦	334,652	183,359	2,720	120,995	88,108	52,707	782,541
Provision for loan losses		306,376	76,132	2,876	41,516	110,391	123,413	660,704
Write-offs		(28,697)	(31,571)	—	(19,446)	—	—	(79,714)
Foreign exchange differences		—	—	—	2,871	—	—	2,871
Others		(47,909)	(25,130)	—	8,679	(4,089)	(5,984)	(74,433)

Ending balance	￦	564,422	202,790	5,596	154,615	194,410	170,136	1,291,969

	2012
	Loans in Korean won				Loans in foreign currencies	Other loans		Total
	Loans for working capital		Loans for facility development	Others		Private placed corporate bonds	Others
Beginning balance	￦	306,430	177,551	722	146,126	180,906	53,519	865,254
Provision for loan losses		129,899	4,966	777	33,372	26,144	15,720	210,878
Write-offs		(69,601)	(19,494)	—	(15,229)	(61,616)	—	(165,940)
Foreign exchange differences		—	—	—	(63)	—	—	(63)
Others		(28,487)	(26,987)	—	(9,219)	(31,210)	(5,028)	(100,931)

Ending balance	￦	338,241	136,036	1,499	154,987	114,224	64,211	809,198

(3)	Losses related to loans for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loan losses	￦	(492,860)	(660,704)	(104,550)	(210,878)
Losses on disposal of loan		(60,177)	(58,700)	(239,037)	(238,549)

	￦	(553,037)	(719,404)	(343,587)	(449,427)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(4)	Changes in loan origination cost (fees) for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Beginning balance	￦	(9,235)	(30,661)
Increase in loan origination costs and fees		12,146	4,561
Decrease in loan origination costs and fees		1,067	5,033

Ending balance	￦	1,844	(21,067)

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging fair value risk related to changes in fair value of the underlying assets and liabilities.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currency by changing in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The notional amounts outstanding for derivatives contracts and the carrying amount of the derivative financial instruments as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Notional amounts			Carrying amount
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	￦	294,356,764	293,942,576	1,809,366	1,738,499
Currency		62,564,631	59,855,078	2,105,688	1,962,727
Stock		24,807	76,979	1,487	129
Commodities		511,690	511,690	11,699	11,699
Embedded derivatives		262,649	—	18,549	—
Allowance and other adjustment		—	—	(36,056)	3,768

		357,720,541	354,386,323	3,910,733	3,716,822

Hedging purpose derivative financial instruments:
Interest		10,743,425	10,743,425	540,955	92,234
Currency		6,164,375	6,184,170	177,387	201,748
Allowance and other adjustment		—	—	(1,220)	—

		16,907,800	16,927,595	717,122	293,982

	￦	374,628,341	371,313,918	4,627,855	4,010,804

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Notional amounts			Carrying amount
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	￦	213,966,676	213,815,527	2,045,492	1,981,840
Currency		47,659,949	45,108,471	2,167,155	1,959,234
Stock		24,568	84,638	324	1,029
Commodities		575,854	575,854	13,353	13,353
Embedded derivatives		359,872	—	105,981	—
Allowance and other adjustments		—	—	(11,357)	4,750

		262,586,919	259,584,490	4,320,948	3,960,206

Hedging purpose derivative financial instruments:
Interest		10,812,917	10,812,917	605,683	49,616
Currency		5,924,299	5,824,391	252,528	77,034
Allowance and other adjustments		—	—	(1,269)	—

		16,737,216	16,637,308	856,942	126,650

	￦	279,324,135	276,221,798	5,177,890	4,086,856

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Subsidiaries:
KDB Asia Ltd.	￦	214,807	214,807
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan		47,937	—
UzKDB Bank(*1)		—	29,207
RBS Uz(*1)		—	18,730
KDB Bank Europe Ltd.		151,952	151,952
Banco KDB Do Brazil S.A(*2)		48,523	48,523
Korea Infrastructure Fund		32,151	33,294
KDB Consus Value PEF		260,056	258,297
KDB Value PEF III		44,286	44,286
KDB Value PEF VI		2,384,911	2,343,423
KDB Turn Around(*3)		5,783	14,445
Components and Materials M&A PEF		165,756	165,756
KoFC-KDB Materials and Components Investment Fund No. 1		37,500	37,500
Busan Hi – technology
Industrial Complex		150	150

		3,456,201	3,422,759

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,052,166	1,040,486
GM Korea Company		287,774	287,774
Korea BTL Fund I		240,642	252,512
Korea Railroad Fund I		198,857	200,430
Korea Infrastructure Fund II		152,222	141,315
Troika Resources Investment PEF		107,173	107,173
KDB electronic power PEF		94,008	96,724
Korea Education Fund		86,849	88,482
Shinbundang Railroad Co., Ltd.		30,999	30,999
Others		314,997	315,959

		2,565,687	2,561,854

	￦	6,021,888	5,984,613

(*1)	KDB Bank Uzbekistan was established by the merger of UzKDB and RBS NB Uzbekistan during the six-month period ended June 30, 2013.
(*2)	The Bank recognized ￦51,008 million of impairment loss considering the deteriorating business circumstances in Brazil as an indication of impairment for the year ended December 31, 2012. Brazil has been in economic depression, and the continuous decline in consumption has led to a slowdown in the growth of both the economy and the financial market.
(*3)	The Bank recognized ￦8,662 million and ￦58,372 million of impairment loss due to financial troubles affected by management deterioration in subsidiary SunStar Co. Ltd for the six-month period ended June 30, 2013, and annual period ended December 31, 2012, respectively.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2013 and December 31, 2012 is as follows:

	Market value			Carrying amount
	June 30, 2013		December 31, 2012	June 30, 2013	December 31, 2012
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	￦	1,520,484	1,624,265	1,052,166	1,040,486

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	￦	968,040	698,052	269,988	32,773	8,915	100.00
KDB Ireland Ltd.	Ireland	December	Finance		383,872	302,619	81,253	11,849	2,622	100.00
KDB Bank Uzbekistan	Uzbekistan	December	Finance		875,968	796,709	79,259	17,654	8,178	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		990,004	843,072	146,932	69,826	4,581	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		269,646	230,195	39,451	33,316	3,554	100.00
Korea Infrastructure Fund	Korea	December	Financial investment		34,369	13	34,356	1,228	1,052	85.00
KDB Consus Value PEF(*1)	Korea	December	Financial investment		12,032,338	11,425,704	606,634	1,926,209	(2,133)	40.67
KDB Value PEF III	Korea	December	Financial investment		57,795	129	57,666	285	2,204	100.00
KDB Value PEF VI	Korea	December	Financial investment		12,423,108	7,980,621	4,442,487	4,779,184	(49,191)	99.84
KDB Turn Around	Korea	December	Financial investment		6,389	8,597	(2,208)	103	(9,983)	95.17
Components and Materials M&A PEF	Korea	December	Financial investment		188,691	6,333	182,358	3,832	518	83.33
KoFC-KDB Materials and Components Investment Fund No.1	Korea	December	Financial investment		75,612	164	75,448	643	316	50.00
Associates :
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing	￦	18,302,982	13,693,686	4,609,296	7,346,795	102,074	31.46
GM Korea Company(*2)	Korea	December	Manufacturing		11,490,821	9,546,862	1,943,959	9,506,677	(472,948)	17.02
Korea BTL Fund I	Korea	December	Financial investment		586,790	393	586,397	14,574	13,661	41.67
Korea Railroad Fund I	Korea	December	Financial investment		404,376	9	404,367	9,510	9,000	50.00
Korea Infrastructure Fund II	Korea	December	Financial investment		660,185	84,651	575,534	22,593	16,592	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		210,729	1,431	209,298	19,896	17,401	45.79
KDB electronic power PEF	Korea	December	Financial investment		185,345	2,537	182,808	7,748	7,511	50.00
Korea Education Fund	Korea	December	Financial investment		176,119	8	176,111	4,474	4,246	50.00
Shinbundang Railroad Co., Ltd.(*3)	Korea	December	Other		847,929	810,396	37,533	24,190	(39,209)	10.98

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	￦	820,085	569,034	251,051	46,132	17,533	100.00
KDB Ireland Ltd.	Ireland	December	Finance		351,588	277,374	74,214	21,289	4,836	100.00
UzKDB Bank	Uzbekistan	December	Finance		425,398	383,820	41,578	20,156	9,922	88.89
RBS Uz	Uzbekistan	December	Finance		561,427	533,365	28,062	17,079	7,130	82.35
KDB Europe	Hungary	December	Finance		862,951	725,446	137,505	109,972	8,844	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		341,961	305,940	36,021	61,877	2,429	100.00
Korea Infrastructure Fund	Korea	December	Financial investment		35,556	14	35,542	2,622	2,245	85.00
KDB Consus Value PEF(*1)	Korea	December	Financial investment		11,289,225	10,638,202	651,023	3,377,857	7,552	40.63
KDB Value PEF III	Korea	December	Financial investment		55,618	121	55,497	213	(75)	100.00
KDB Value PEF VI	Korea	December	Financial investment		12,328,691	7,934,723	4,393,968	8,390,285	(86,169)	99.84
KDB Turn Around	Korea	December	Financial investment		333,109	336,965	(3,856)	354,019	(8,252)	95.17
Components and Materials M&A PEF	Korea	December	Financial investment		192,715	572	192,143	4,879	2,403	83.33
KoFC-KDB Materials and Components Investment Fund No.1	Korea	December	Financial investment		75,132	—	75,132	1,081	316	50.00
Associates :
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing	￦	16,113,671	11,559,543	4,554,128	14,057,819	175,720	31.26
GM Korea Company(*2)	Korea	December	Manufacturing		9,900,039	7,469,622	2,430,417	2,070,636	302,904	17.02
Korea BTL Fund I	Korea	December	Financial investment		620,514	420	620,094	37,342	35,440	41.67
Korea Railroad Fund I	Korea	December	Financial investment		407,356	11	407,345	19,149	18,214	50.00
Korea Infrastructure Fund II	Korea	December	Financial investment		650,319	118,429	531,890	42,581	29,457	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		192,766	1,574	191,192	(38,720)	(44,003)	45.93
KDB electronic Power PEF	Korea	December	Financial investment		190,713	2,623	188,090	21,638	30,844	50.00
Korea Education Fund	Korea	December	Financial investment		179,660	9	179,651	9,607	9,144	50.00
Shinbundang Railroad Co., Ltd.(*3)	Korea	December	Other		881,841	805,099	76,742	42,279	(87,429)	10.98

(*1)	Although the Bank holds less than half of all voting rights, it is considered to have significant control of KDB Consus Value PEF. The Bank is notably open to variable profit of the investee company’s performance and influences variable profit through the decision of performance.
(*2)

Although the Bank’s ownership of GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors, etc. The Bank used the financial statement of GM Korea Company as of March 31, 2013

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

in applying the equity method since the Bank was not able to obtain the financial statement as of June 30, 2013. The Bank made adjustments for the effects of any significant events or transactions that occurred between the date of the investee’s financial statement and the date of the Bank’s financial statement.

(*3)	The ownership ratio of Shinbundang Railroad Co. Ltd. is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank practices significant influence over associate Shinbundang Railroad.

11. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	January 1, 2013		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2013
Acquisition cost:
Land	￦	199,865	—	—	2,471	(19)	202,317
Buildings and structures		286,590	111	—	3,175	30	289,906
Leasehold improvements		26,346	561	(562)	473	(53)	26,765
Vehicles		1,136	262	(178)	—	26	1,246
Equipment		38,315	2,076	(883)	—	84	39,592
Construction in progress		100	1,369	—	(1,413)	—	56
Others		83,748	3,148	(596)	—	141	86,441

		636,100	7,527	(2,219)	4,706	209	646,323

Accumulated depreciation :
Buildings and structures		88,165	4,585	—	786	(91)	93,445
Leasehold improvements		13,441	3,437	(130)	—	(68)	16,680
Vehicles		832	62	(51)	—	11	854
Equipment		28,297	1,483	(722)	—	75	29,133
Others		60,208	4,487	(495)	—	35	64,235

		190,943	14,054	(1,398)	786	(38)	204,347

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361
		5,384	—	—	—	—	5,384

Carrying amount	￦	439,773	(6,527)	(821)	3,920	247	436,592

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	2012
	January 1, 2012		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2012
Acquisition cost:
Land	￦	209,947	—	—	(3,632)	(8)	206,307
Buildings and structures		285,092	4,660	—	(5,239)	(41)	284,472
Leasehold improvements		19,119	2,773	—	7	(151)	21,748
Vehicles		1,212	—	(22)	—	4	1,194
Equipment		35,784	2,150	(20)	—	43	37,957
Construction in-progress		1,065	8,217	—	(8,985)	—	297
Others		74,332	3,717	(1,885)	—	4	76,168

		626,551	21,517	(1,927)	(17,849)	(149)	628,143

Accumulated depreciation:
Buildings and structures		80,922	4,071	—	(1,152)	(36)	83,805
Leasehold improvements		11,085	1,149	—	—	(149)	12,085
Vehicles		769	63	(22)	—	2	812
Equipment		28,477	1,174	(20)	—	47	29,678
Others		60,188	3,143	(1,884)	—	1	61,448

		181,441	9,600	(1,926)	(1,152)	(135)	187,828

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

Carrying amount	￦	439,726	11,917	(1)	(16,697)	(14)	434,931

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

12. Investment Property

Changes in investment property for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	January 1, 2013		Acquisition/ depreciation	Reclassification	June 30, 2013
Acquisition cost:
Land	￦	62,023	—	(2,471)	59,552
Buildings and structures		48,862	—	(2,235)	46,627

		110,885	—	(4,706)	106,179

Accumulated depreciation :
Buildings and structures		15,424	874	(786)	15,512
Accumulated impairment loss:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

Carrying amount	￦	92,486	(874)	(3,920)	87,692

The fair value of the Bank’s investment property, as determined on the basis of a valuation by an independent appraiser, amounted to ￦94,578 million as of June 30, 2013 (￦95,267 million as of December 31, 2012). Additionally, the fair value of investment in real properties is classified as level 3 according to the fair value hierarchy in Note 43.

	2012
	January 1, 2012		Acquisition/ depreciation	Reclassification	June 30, 2012
Acquisition cost:
Land	￦	65,428	—	3,632	69,060
Buildings and structures		44,981	—	5,239	50,220

		110,409	—	8,871	119,280

Accumulated depreciation:
Buildings and structures		13,361	610	1,152	15,123
Accumulated impairment loss:
Land		8,371	—	—	8,371
Buildings and structures		1,778	—	—	1,778

		10,149	—	—	10,149

Carrying amount	￦	86,899	(610)	7,719	94,008

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	January 1, 2013		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2013
Development expense	￦	44,259	5,471	—	(5,656)	—	44,074
Equipment usage right		949	—	(5)	(31)	57	970
Other deposits provided		10,904	15	—	—	4	10,923
Others		15,391	2,178	—	(3,355)	6	14,220

	￦	71,503	7,664	(5)	(9,042)	67	70,187

	2012
	January 1, 2012		Acquisition	Disposal	Amortization	Impairment loss	Foreign exchange differences	June 30, 2012
Development expense	￦	38,261	4,291	—	(5,386)	—	—	37,166
Equipment usage right		335	—	—	(15)	—	—	320
Other deposits provided		11,642	684	—	—	(160)	1	12,167
Others		8,731	2,541	(295)	(2,175)	—	—	8,802

	￦	58,969	7,516	(295)	(7,576)	(160)	1	58,455

14. Other Assets

Other assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Accounts receivable	￦	7,250,201	7,634,651
Unsettled domestic exchange receivables		1,742,367	2,360,742
Accrued income		515,704	464,588
Guarantee deposits		156,000	150,649
Prepaid expenses		8,677	10,038
Advance payments		1,289	1,348
Others		86,423	96,471

		9,760,661	10,718,487
Allowance for possible losses		(73,794)	(80,845)
Present value discount		(5,229)	(6,309)

	￦	9,681,638	10,631,333

The carrying amount of financial assets included in other assets above amounted to ￦9,654,586 million as of June 30, 2013, (￦10,605,122 million as of December 31, 2012) and their fair value amounted to ￦9,642,884 million as of June 30, 2013 (￦10,605,259 million as of December 31, 2012).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

15. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Borrowings	￦	7,131	10,770
Bonds		834,565	864,427

	￦	841,696	875,197

Borrowings, designated at “Fair Value Through Profit or Loss,” (FVTPL) consist of equity-index-linked securities, and others. Through designating embedded derivatives and host contracts as FVTPL items, changes in fair value of complex financial products are recognized in profit or loss. Additionally, changes in fair value of structured loans, with hedge accounting applied, are recognized in profit or loss as well. Structured loans, not applied by hedge accounting, are measured at amortized costs. Therefore, such structured loans, not applied by hedge accounting, have been designated at FVTPL in order to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Carrying amount	￦	841,696	875,197
Contractual cash flow amounts		710,469	711,400

Difference	￦	131,227	163,797

16. Deposits

Deposits as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013			December 31, 2012
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	￦	296,544	296,544	267,844	267,844
Time and saving deposits		32,444,511	32,479,771	33,612,346	33,664,474
Certificates of deposit		82,860	82,967	74,996	75,339

		32,823,915	32,859,282	33,955,186	34,007,657

Deposits in foreign currencies:
Demand deposits		1,515,856	1,515,856	1,400,675	1,400,675
Time and saving deposits		2,238,378	2,239,483	2,595,635	2,598,006
Certificates of deposit		912,818	912,745	700,836	701,184

		4,667,052	4,668,084	4,697,146	4,699,865

	￦	37,490,967	37,527,366	38,652,332	38,707,522

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

17. Borrowings

(1)	Borrowings as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.25	5.30	￦	4,694,526	4,694,353
Borrowings in foreign currencies	0.01	6.20		12,226,098	12,284,501
Off-shore borrowings in foreign currencies	0.22	4.27		2,802,922	2,806,966
Others	0.05	8.90		4,790,579	4,791,002

				24,514,125	24,576,822

Deferred borrowing costs				(9,396)

			￦	24,504,729

	December 31, 2012
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.04	5.54	￦	4,836,678	4,837,474
Borrowings in foreign currencies	0.79	7.19		10,132,654	10,240,754
Off-shore borrowings in foreign currencies	0.14	4.27		2,208,683	2,214,110
Others	0.01	6.55		4,810,255	4,810,849

				21,988,270	22,103,187

Deferred borrowing costs				(10,803)

			￦	21,977,467

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2013 and December 31, 2012 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2013		December 31, 2012
Ministry of Strategy and Finance	Borrowings from government fund(*1)	1.63 ~ 5.00	￦	619,716	641,195
Industrial Bank of Korea	Borrowings from industrial technology fund	1.83 ~ 2.05		3,704	5,816
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	1.89 ~ 4.23		343,692	384,467
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.38 ~ 2.50		1,191,225	1,168,333
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.75		1,198,114	1,225,670
Local governments	Borrowings from local small and medium enterprise promotion fund	1.20 ~ 5.30		102,865	110,292
Others	Borrowings from environment improvement support fund	0.25 ~ 3.35		1,235,210	1,300,905

			￦	4,694,526	4,836,678

(*1)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2013, and December 31, 2012 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2013		December 31, 2012
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.44 ~ 2.16	￦	363,981	323,191
Mizuho and others	Bank loans from foreign funds	3M Libor+0.45~3.80		2,875,469	2,906,302
DBS Bank and others	Off-shore short term borrowings	0.22 ~ 0.99 6M Telerate+0.27 ~ 0.65 6M Libor+0.27 ~ 0.65		1,813,004 228,790 —	1,766,783 — 85,688

				2,041,794	1,852,471
Nippon Life Insurance Company and Others	Off-shore long term borrowings	3M Libor+0.35 ~ 0.75 3M Telerate+0.75 ~ 1.05		436,886 172,455	246,353 —
				609,341	246,353
Japan Bank for International Cooperation (“JBIC”)	Off-shore borrowings from JBIC	1.79 4.27 ~ 6M Libor+1.20		102,521 49,266	60,902 48,957

				151,787	109,859

Others	Short term borrowings in foreign currencies	0.01 ~ 5.40		7,292,568	5,389,648
	Long term borrowings in foreign currencies	0.01 ~ 6.20		1,694,080	1,513,513

			￦	15,029,020	12,341,337

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

18. Bonds

(1)	Bonds as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	2.54	10.00	￦	32,097,142	32,142,609
Discount on bonds				(52,216)
Valuation adjustment for fair value hedges				68,303

				32,113,229	32,142,609

Bonds in foreign currencies:
Bonds	3M Libor+0.24	3M Libor+6.28		11,817,390	12,316,094
Discount on bonds				(33,286)
Premium on bonds				17,869
Valuation adjustment for fair value hedges				185,637

				11,987,610	12,316,094

Off-shore bonds:
Bonds	3M Libor+0.01	3M Libor+6.18		6,743,569	6,780,284
Discount on bonds				(21,922)
Premium on bonds				(615)
Valuation adjustment for fair value hedges				(35,505)

				6,685,527	6,780,284

			￦	50,786,366	51,238,987

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	2.54	10.00	￦	29,150,751	29,633,040
Discount on bonds				(39,489)
Valuation adjustment for fair value hedges				90,165

				29,201,427	29,633,040

Bonds in foreign currencies:
Bonds	3M Libor+0.24	3M Libor+6.28		11,777,389	12,442,760
Discount on bonds				(26,552)
Premium on bonds				18,849
Valuation adjustment for fair value hedges				275,343

				12,045,029	12,442,760

Off-shore bonds:
Bonds	3M Libor+0.42	3M Libor+6.18		5,736,595	5,834,461
Discount on bonds				(16,844)
Valuation adjustment for fair value hedges				(64,530)

				5,655,221	5,834,461

			￦	46,901,677	47,910,261

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

19. Defined Benefit Liabilities

(1)	Details of defined benefit liabilities as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Present value of defined benefit liabilities	￦	197,680	183,401
Fair value of plan assets		(161,480)	(164,516)

	￦	36,200	18,885

(2)	Changes in defined benefit liabilities for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	￦	183,401	(164,516)	18,885
Current service costs		18,132	—	18,132
Interest expense (income)		3,266	(3,000)	266
Benefits paid by the plan		(7,119)	6,036	(1,083)

Ending balance	￦	197,680	(161,480)	36,200

	2012
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	￦	162,471	(144,935)	17,536
Current service costs		13,490	—	13,490
Interest expense (income)		3,524	(2,659)	865
Benefits paid by the plan		(4,818)	538	(4,280)
Others		(1)	—	(1)

Ending balance	￦	174,666	(147,056)	27,610

(3)	Fair value of plan assets for each type as of June 30, 2013 and December 31, 2012 is as follows:

	June 30, 2013			December 31, 2012
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market prices
Due from banks	￦	—	161,480	—	164,516

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(4)	Defined benefit costs recognized in profit or loss for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	￦	9,053	18,132	6,745	13,490
Interest expense (income)		134	266	432	865

	￦	9,187	18,398	7,177	14,355

(5)	The principal actuarial assumptions used as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013	December 31, 2012
Discount rate (%)	3.70	4.50
Future salary increasing rate (%)	5.60	5.60

(6)	The present value sensitivity of defined benefit liabilities as principal actuarial assumptions change as of June 30, 2013 is as follows:

Sensitivity
	1% increase from assumption	1% decrease from assumption
Discount rate	8.98% decrease	10.47% increase
Future salary increasing rate	10.18% increase	8.92% decrease

(7)	The weighted-average expected time to maturity of defined benefit liabilities is 11.2 years as of June 30, 2013, and the expected contributions to the plan until the upcoming annual report amount to ￦9,097 million.

20. Provisions

(1)	Changes in provisions for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	￦	49,180	37,031	1,900	1,032	89,143
Increase of provision		192,716	5,580	—	—	198,296
Foreign exchange differences		(351)	62	—	—	(289)

Ending balance	￦	241,545	42,673	1,900	1,032	287,150

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	2012
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	￦	63,748	194,122	2,953	1,032	261,855
Reversal of provision		(3,259)	(147,908)	(758)	—	(151,925)
Foreign exchange differences		1	(6)	—	—	(5)
Others		—	—	(314)	—	(314)

Ending balance	￦	60,490	46,208	1,881	1,032	109,611

(2)	Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of June 30, 2013, the Bank is involved in 12 lawsuits as a plaintiff and 22 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to ￦3,985,515 million and ￦508,754 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2013, and additional losses may be incurred depending on the final result of pending lawsuits.

The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills based on the agreement signed on August 24, 1999. In connection to the litigation, the financial institution creditors partially won the second trial at the Seoul High Court, but both parties filed an appeal to the Supreme Court judgment, and are waiting for the final decision as of June 30, 2013.

(5)	Other provision

The Bank has recognized other possible losses.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

21. Other Liabilities

Other liabilities as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Accounts payable	￦	7,229,363	7,596,780
Accrued expense		1,413,427	1,377,364
Advance receipts		170	463
Unearned income		40,229	44,753
Deposits withholding tax		31,012	31,016
Guarantee money received		92,763	302,617
Foreign exchanges payable		28,749	6,277
Domestic exchanges payable		1,286,582	1,931,584
Borrowing from trust accounts		446,209	287,073
Others		208,205	248,011

		10,776,709	11,825,938
Present value discount		(421)	(604)

	￦	10,776,288	11,825,334

The carrying amount of financial liabilities included in other liabilities above amounted to ￦10,582,538 million as of June 30, 2013 (￦11,617,104 million as of December 31, 2012) and their fair value amounted to ￦10,582,551 million as of June 30, 2013 (￦11,617,210 million as of December 31, 2012).

22. Equity

(1) Issued capital

The Bank is authorized to issue 3,000 million shares of common stock and has 1,850,372,235 shares issued and outstanding with a total par value of ￦9,251,861 million as of June 30, 2013.

(2) Capital surplus

The Bank reduced ￦5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ￦5,134,227 million. As the result of the capital reduction, ￦44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income (loss) as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Valuation gain on available-for-sale financial assets:
Valuation gain on available-for-sale financial assets (before tax)	￦	658,361	737,323
Income tax effect		(159,298)	(178,386)

		499,063	558,937

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(8,043)	(49,320)
Income tax effect		1,946	11,935

		(6,097)	(37,385)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		16,661	16,661
Income tax effect		(4,032)	(4,032)

		12,629	12,629

	￦	505,595	534,181

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013
	January 1, 2013		Increase (Decrease)	Tax Effect	June 30, 2013
Valuation gain (loss) on available-for-sale financial assets	￦	558,937	(78,962)	19,088	499,063
Exchange differences on translation of foreign operations		(37,385)	41,277	(9,989)	(6,097)
Remeasurements of defined benefit liabilities		12,629	—	—	12,629

	￦	534,181	(37,685)	9,099	505,595

	June 30, 2012
	January 1, 2012		Increase (Decrease)	Tax Effect	June 30, 2012
Valuation gain (loss) on available-for-sale financial assets	￦	565,171	8,517	(2,036)	571,652
Exchange differences on translation of foreign operations		6,128	(5,803)	1,404	1,729
Remeasurements of defined benefit liabilities		7,258	—	—	7,258

	￦	578,557	2,714	(632)	580,639

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(4) Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit. In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Legal reserve	￦	6,022,263	5,641,363
Voluntary reserve Regulatory reserve for loan losses		1,306,925	1,034,949
Unappropriated retained earnings		559,171	1,711,670

	￦	7,888,359	8,387,982

(ii)	Changes in legal reserve for the six-month period ended June 30, 2013 and the year ended December 31, 2012 are as follows:

	2013		2012
Beginning balance	￦	5,641,363	5,076,393
Transferred from unappropriated retained earnings		380,900	564,970

Ending balance	￦	6,022,263	5,641,363

(iii)	Changes in unappropriated retained earnings for the six-month period ended June 30, 2013 and the year ended December 31, 2012 are as follows:

	2013		2012
Beginning balance	￦	1,711,670	2,712,586
Profit (loss) for the period		(266,476)	946,873
Contribution to legal reserve		(380,900)	(564,970)
Contribution to regulatory reserve for loan losses		(271,976)	(1,034,949)
Dividends		(233,147)	(347,870)

Ending balance	￦	559,171	1,711,670

(5) Regulatory reserve for loan losses

The Bank is required to provide a regulatory reserve for possible loan losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for loan losses are as follows:

(i)	Regulatory reserve for loan losses as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Beginning balance	￦	1,306,925	1,034,949
Planned reserve for possible loan losses		126,663	271,976

Ending balance	￦	1,433,588	1,306,925

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(ii)	Provision for regulatory reserve for possible loan losses and profit (loss) after adjusting regulatory reserve for loan losses for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) for the period	￦	(322,348)	(266,476)	245,257	619,412
Provision for regulatory reserve for possible loan losses		(34,255)	(126,663)	(67,404)	(138,327)

Profit (loss) after adjusting regulatory reserve for possible loan losses	￦	(356,603)	(393,139)	177,853	481,085

Profit (loss) per share after adjusting regulatory reserve for possible loan losses (won)	￦	(192)	(212)	96	260

23. Net Interest Income

Net interest income for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	￦	8,639	13,798	8,295	15,785
Financial assets held for trading		15,767	33,437	17,245	29,938
Available-for-sale financial assets		182,044	368,312	288,147	527,003
Held-to-maturity financial assets		1,151	2,348	1,343	2,787
Loans		992,586	1,971,158	985,857	1,974,229

		1,200,187	2,389,053	1,300,887	2,549,742

Interest expense:
Financial liabilities designated at fair value through profit or loss		(12,168)	(24,002)	(12,741)	(26,795)
Deposits		(280,807)	(590,073)	(271,512)	(512,639)
Borrowings		(84,759)	(159,554)	(118,691)	(245,063)
Bonds		(375,530)	(749,746)	(420,692)	(856,623)

		(753,264)	(1,523,375)	(823,636)	(1,641,120)

Net interest income	￦	446,923	865,678	477,251	908,622

Interest received from impaired assets relating to loan receivables for the six-month periods ended June 30, 2013 and 2012 were ￦21,174 million and ￦23,267 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

24. Net Fees and Commission Income

Net fees and commission income for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	￦	52,808	105,846	57,575	111,335
Underwriting and investment consulting commissions		54,264	83,562	72,947	126,678
Brokerage and agency commissions		2,648	7,276	13,939	17,270
Trust and retirement pension plan commissions		8,833	18,109	10,250	18,363
Fees on asset management commissions		333	701	918	1,197
Other fees		20,497	26,791	15,668	20,937

		139,383	242,285	171,297	295,780

Fees and commission expenses:
Brokerage and agency fees		(2,489)	(4,538)	(2,226)	(4,100)
Other fees		(8,684)	(16,261)	(4,047)	(16,483)

		(11,173)	(20,799)	(6,273)	(20,583)

	￦	128,210	221,486	165,024	275,197

25. Dividend Income

Dividend income for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Financial assets held for trading	￦	146	146	76	130
Available-for-sale financial assets		21,837	35,343	11,710	43,753
Investments in subsidiaries and associates		2,942	38,717	49,849	113,554

	￦	24,925	74,206	61,635	157,437

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

26. Net Gain (Loss) on Financial Assets Held for Trading

Net gain (loss) related to financial assets held for trading for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial assets held for trading:
Gains on sale	￦	5,730	11,334	4,895	11,539
Gains on valuation		—	1,662	4,508	1,939

		5,730	12,996	9,403	13,478

Losses on financial assets held for trading:
Losses on sale		(18,366)	(20,054)	(6,801)	(11,870)
Losses on valuation		(14,965)	(7,431)	—	(1,805)
Purchase related expense		(58)	(111)	(106)	(200)

		(33,389)	(27,596)	(6,907)	(13,875)

	￦	(27,659)	(14,600)	2,496	(397)

27. Net Gain (Loss) on Financial Liabilities Designated at Fair Value Through Profit or Loss

Net gain (loss) related to financial liabilities designated at fair value through profit or loss for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities designated at FVTPL:
Gains on redemption	￦	—	134	633	850
Gains on valuation		56,470	32,033	—	1,475

		56,470	32,167	633	2,325

Losses on financial liabilities designated at FVTPL:
Losses on redemption		(15)	(17)	(36)	(36)
Losses on valuation		—	—	(20,562)	(19,016)

		(15)	(17)	(20,598)	(19,052)

	￦	56,455	32,150	(19,965)	(16,727)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

28. Net Gain (Loss) on Available-for-sale financial assets

Net gain (loss) on available-for-sale financial assets for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on available-for-sale financial assets:
Gains on sale	￦	210,188	261,030	52,541	129,366
Reversal of impairment losses		1,659	19,059	45,255	45,255

		211,847	280,089	97,796	174,621

Losses on available-for-sale financial assets:
Losses on sale		(3,905)	(5,181)	(11,868)	(20,058)
Impairment losses		(440,802)	(459,768)	(98,735)	(119,648)

		(444,707)	(464,949)	(110,603)	(139,706)

	￦	(232,860)	(184,860)	(12,807)	34,915

29. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	￦	607,809	1,224,361	288,866	984,819
Currency		1,911,971	3,881,631	524,219	1,972,133
Stock		3,067	4,743	6,956	32,948
Commodity		6,575	20,371	21,557	36,046
Embedded derivatives		4,990	14,349	31,544	91,549
Gains on adjustment of derivatives		854	2,236	1,556	4,866

		2,535,266	5,147,691	874,698	3,122,361

Losses on trading purpose derivatives:
Interest		(643,772)	(1,275,458)	(262,359)	(894,378)
Currency		(1,821,968)	(3,690,328)	(454,734)	(1,869,500)
Stock		(1,476)	(2,705)	(6,724)	(31,855)
Commodity		(6,568)	(20,367)	(19,710)	(34,199)
Embedded derivatives		(773)	(1,939)	(6,616)	(17,175)
Losses on adjustment of derivatives		(23,193)	(30,243)	(4,950)	(8,919)

		(2,497,750)	(5,021,040)	(755,093)	(2,856,026)

	￦	37,516	126,651	119,605	266,335

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net loss on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest	￦	2,788	34,547	38,329	61,703
Currency		17,418	73,262	—	46,207
Gains on adjustment of derivatives		524	1,102	2,389	4,833

		20,730	108,911	40,718	112,743

Losses on hedging purpose derivatives:
Interest		(131,738)	(165,375)	(24,367)	(161,783)
Currency		(139,846)	(263,372)	(74,567)	(208,366)
Losses on adjustment of derivatives		(714)	(1,407)	(1,400)	(2,494)

		(272,298)	(430,154)	(100,334)	(372,643)

		(251,568)	(321,243)	(59,616)	(259,900)

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		211,928	305,836	—	258,262
Gains on redemption		76,411	117,402	6,201	13,150

		288,339	423,238	6,201	271,412

Losses on fair value hedged items:
Losses on valuation		(82,137)	(247,437)	(51,801)	(103,335)
Losses on redemption		(75,893)	(118,334)	(16,560)	(21,888)

		(158,030)	(365,771)	(68,361)	(125,223)

		130,309	57,467	(62,160)	146,189

	￦	(83,743)	(137,125)	(2,171)	152,624

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

30. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on sales	￦	219,170	414,144	143,433	272,612
Losses on sales		(253,965)	(464,635)	(164,626)	(301,599)

		(34,795)	(50,491)	(21,193)	(28,987)

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		607,612	1,334,572	274,991	180,215
Losses on foreign exchange translations		(561,975)	(1,225,728)	(209,712)	(188,929)

		45,637	108,844	65,279	(8,714)

	￦	10,842	58,353	44,086	(37,701)

31. Other Operating Income (loss), net

Other operating income (loss) for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	￦	34,574	36,053	43,847	44,538
Reversal of provisions		1,798	1,798	165,126	151,981
Gains on investments in subsidiaries and associates		—	2	—	—
Reversal of other provisions		—	—	4,119	—
Others		4,400	5,670	979	5,262

		40,772	43,523	214,071	201,781

Other operating expenses:
Losses on sale of loans		(94,751)	(94,753)	(282,884)	(283,087)
Contribution to provision for other assets		(1,703)	(3,078)	—	(4,742)
Provision for other allowances		(23,940)	(200,094)	—	(56)
Losses on investments in subsidiaries and associates		(3)	(144)	—	—
Insurance expenses		(15,935)	(31,189)	(9,850)	(19,121)
Others(*1)		(46,464)	(87,354)	(36,380)	(74,171)

		(182,796)	(416,612)	(329,114)	(381,177)

	￦	(142,024)	(373,089)	(115,043)	(179,396)

(*1)	Others consist of credit guarantee fund salary, foreign security contributions, etc.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

32. General and Administrative Expenses

General and administrative expenses for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	￦	78,010	138,298	85,670	142,856
Defined benefit costs		9,187	18,398	7,178	14,355
Defined contribution costs		88	88	—	—
Termination benefits		7,376	7,501	185	2,039

		94,661	164,285	93,033	159,250

Depreciation and amortization:
Depreciation of property and equipment		7,594	14,054	4,982	9,600
Amortization of intangible assets		4,532	9,042	3,940	7,576

		12,126	23,096	8,922	17,176

Other:
Employee welfare benefits		8,444	15,262	6,687	12,813
Rent expenses		5,720	11,041	5,345	10,155
Taxes and dues		3,213	6,631	3,059	6,559
Advertising expenses		5,184	7,801	14,695	16,887
Others(*1)		24,927	46,797	24,421	39,695

		47,488	87,532	54,207	86,109

	￦	154,275	274,913	156,162	262,535

(*1)	Others consist of electronic data processing expenses, fees and charges, etc.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

33. Non-Operating Income and Expense

Non-operating income and expense for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Non-operating income:
Gain on disposal of property and equipment	￦	—	—	198	198
Rental income on investment property		112	239	213	402
Others		890	3,653	253	776

		1,002	3,892	664	1,376

Non-operating expenses:
Loss on disposal of property and equipment		(14)	(15)	(1)	(1)
Depreciation of investment property		(435)	(874)	(340)	(610)
Impairment losses on intangible assets		—	—	(160)	(160)
Donations		(177)	(244)	(8,071)	(8,615)
Others		(715)	(895)	(13)	(422)

		(1,341)	(2,028)	(8,585)	(9,808)

	￦	(339)	1,864	(7,921)	(8,432)

34. Income Tax Expense

(1)	Income tax expenses for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*1)	￦	1,559	83,105	52,086	167,036
Changes in deferred income taxes due to temporary differences		(161,271)	(228,280)	24,072	27,773
Deferred income tax recognized directly to equity		3,827	9,099	11,228	(632)
Changes in income taxes due to consolidated tax return		661	(169)	(1,042)	(1,132)

Income tax expense (benefit)	￦	(155,224)	(136,245)	86,344	193,045

(*1)	Includes changes such as those that arise from final tax returns

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(3)	Profit (loss) before income taxes and income tax expense for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013		June 30, 2012
Profit (loss) before income taxes	￦	(402,721)	812,457
Income taxes calculated using enacted tax rates		(97,458)	196,615
Adjustments:
Non-deductible losses and tax free gains		(21,523)	(4,011)
Tax credit		(11,959)	(83)
Changes in income taxes due to consolidated tax return		(169)	(1,132)
Others		(5,136)	1,656

		(38,787)	(3,570)

Income tax expense (benefit)	￦	(136,245)	193,045

Effective tax rate	%	33.83	23.76

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	June 30, 2013		Deferred tax assets (liabilities)	December 31, 2012	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	￦	499,063	(159,298)	558,937	(178,386)	19,088
Exchange differences on translation of foreign operations		(6,097)	1,946	(37,385)	11,935	(9,989)
Remeasurements of defined benefit liabilities		12,629	(4,032)	12,629	(4,032)	—

	￦	505,595	(161,384)	534,181	(170,483)	9,099

	2012
	June 30, 2012		Deferred tax liabilities	December 31, 2011	Deferred tax liabilities	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	￦	571,652	(182,473)	565,171	(180,437)	(2,036)
Exchange differences on translation of foreign operations		1,729	(552)	6,128	(1,956)	1,404
Remeasurements of defined benefit liabilities		7,258	(2,317)	7,258	(2,317)	—

	￦	580,639	(185,342)	578,557	(184,710)	(632)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

35. Earnings (loss) per Share

(1) Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the six-month periods ended June 30, 2013 and 2012 are computed as follows:

(i) Basic earnings (loss) per share

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) attributable to ordinary shareholders of the Bank (A)	￦	(322,347,542,841)	(266,475,697,176)	245,256,953,227	619,411,875,782
Weighted-average number of ordinary shares outstanding (B)		1,850,372,235	1,850,372,235	1,850,372,235	1,850,372,235

Basic earnings (loss) per share (A/B)	￦	(174)	(144)	133	335

(ii) Weighted-average number of shares of ordinary shares outstanding

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Number of ordinary shares outstanding	￦	1,850,372,235	1,850,372,235	1,850,372,235	1,850,372,235

Days		91	181	91	182

Cumulative shares		166,383,873,385	334,917,374,535	168,383,873,385	336,767,746,770

Weighted-average number of ordinary shares outstanding	￦	1,850,372,235	1,850,372,235	1,850,372,235	1,850,372,235

(2) Diluted earnings (loss) per share

Diluted and basic earnings (loss) per share for the six-month periods ended June 30, 2013 and 2012 are equal because there is no potential dilutive instrument.

36. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013			December 31, 2012
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Available-for-sale financial assets(*)	￦	6,773,984	3,475,028	8,632,564	1,647,768

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

37. Guarantees and Commitments

Guarantees and commitments as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Confirmed acceptances and guarantees:
Acceptances in foreign currency	￦	828,383	720,522
Guarantees for bond issuance		1,078,425	682,447
Guarantees for loans		540,715	872,997
Acceptances for foreign loans		2,873	2,940
Acceptances for letter of guarantee		47,507	46,664
Others		5,784,429	5,928,214

		8,282,332	8,253,784

Unconfirmed acceptances and guarantees:
Letter of guarantee		2,846,868	2,657,180
Others		1,966,792	1,874,333

		4,813,660	4,531,513

Commitments:
Commitments on loans		7,025,403	8,403,055
Securities purchase agreement		20,709	20,709
Others		400,108	227,179

		7,446,220	8,650,943

Bills endorsed
With recourse		—	266

	￦	20,542,212	21,436,506

38. Day One Profit or Loss

Changes in day one profit or loss for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Beginning balance	￦	(5,999)	(2,716)
New deferrals		(651)	(1,788)
Recognized in current profit or loss		757	6,284
Others (end of transaction, etc.)		878	(717)

Ending balance	￦	(5,015)	1,063

Day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

39. Trust Accounts

(1)	Trust accounts as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Accrued trust management fee	￦	24,042	11,198
Deposits		1,756,128	1,591,145
Trust accounts payable		348,913	340,003
Accrued interest on deposits		34,173	26,899

(2)	Transactions with trust accounts for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees on trust accounts	￦	8,571	17,584	10,037	17,934
Gains from trading of derivative instruments		452	873	967	1,104
Interest expenses on deposits		16,758	35,527	23,073	46,302
Interest expenses of trust accounts payable		2,641	4,961	2,248	4,669
Losses from trading of derivative instruments		—	—	—	1,315

(3)	Principals guaranteed money trust and principals and interest guaranteed money trust

The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Principals guaranteed money trust	￦	285,813	289,227
Principals and interest guaranteed money trust and non-guaranteed trust		205,359	202,343

	￦	491,172	491,570

Principal of money trust	￦	463,280	466,225
Income from trust deposits payable		27,892	25,345

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

40. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2013 are as follows:

Classification	Corporate name
Ultimate controlling party	KoFC
Controlling entities	KDBFG
Entities under common control	Daewoo Securities Co., Ltd., KDB Capital Corporation, KDB Asset Management Co., Ltd., Korea Infrastructure Investments Asset Management Co., Ltd
Subsidiaries	KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A, KDB Bank Uzbekistan, Korea Infrastructure Fund, KDB Value PEF II, KDB Value PEF III, KDB Value PEF VI, KDB Venture M&A PEF, KDB Consus Value PEF, KDB Turnaround PEF, Components and Materials M&A PEF, KoFC-KDB Materials and Components Investment Fund No. 1, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB SPC I and 9 others, KDB Shipping Private Fund KL I and 16 others,
Associates	Daewoo Shipbuilding & Marine Engineering Co., Ltd. GM Korea Company and 122 others, Troika Resource Investment PEF and 5 others, National Pension Service 06-2 Neoplux Corporate Restructuring Fund and 8 others
Others	Key management personnel

(2)	Significant balances with related parties as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Controlling entities		Subsidiaries	Associates	Entities under common control	Total
Assets:
Cash and due from banks	￦	—	451,114		—	451,114
Available-for-sale financial assets		—	324,589	—	—	324,589
Loans		—	2,148,361	1,793,915	41,499	3,983,775
(Allowance for doubtful accounts)		—	(2,376)	(346)	(719)	(3,441)
Derivative financial assets		90,242	32,266	88,412	72,343	283,263
Other assets		—	34,732	842	5,267	40,841
(Allowance for doubtful accounts)		—	(26)	(2)	(1)	(29)

	￦	90,242	2,988,660	1,882,821	118,389	5,080,112

Liabilities:
Deposits	￦	693,657	237,693	258,227	47,147	1,236,724
Borrowings		780,676	20,780	1,500	—	802,956
Bonds		—	162,357	—	256,404	418,761
Derivative financial liabilities		10,735	1,389	8,322	52,494	72,940
Other liabilities		47,338	3,421	962	2,612	54,333

	￦	1,532,406	425,640	269,011	358,657	2,585,714

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Controlling entities		Subsidiaries	Associates	Entities under common control	Total
Assets:
Cash and due from banks	￦	—	370,584	—	—	370,584
Available-for-sale financial assets		—	325,929	350,370	—	676,299
Loans		63,390	2,171,061	1,858,510	80,696	4,173,657
(Allowance for doubtful accounts)		—	(1,678)	(12,300)	—	(13,978)
Derivative financial assets		13,079	23,953	30,742	78,505	146,279
Other assets		—	50,962	912	4,522	56,396
(Allowance for doubtful accounts)		—	(17)	(2)	—	(19)

	￦	76,469	2,940,794	2,228,232	163,723	5,409,218

Liabilities:
Deposits	￦	643,155	324,533	7,124	40,407	1,015,219
Borrowings		826,299	15,900	—	—	842,199
Bonds		—	162,357	—	431,936	594,293
Derivative financial liabilities		44,625	6,202	132,010	63,515	246,352
Other liabilities		177,069	3,132	917	3,634	184,752

	￦	1,691,148	512,124	140,051	539,492	2,882,815

(3)	Significant transactions with related parties for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	Controlling entities		Subsidiaries	Associates	Entities under common control	Key management	Total
Revenues:
Interest income	￦	—	48,253	38,915	3	—	87,171
Reversal of allowance for loan losses		—	354	—	—	—	354
Fees and commission income, other revenues		1,401	48,813	315,648	34,089	—	399,951

	￦	1,401	97,420	354,563	34,092	—	487,476

Expenses:
Interest expenses	￦	19,242	863	2,217	4,535	—	26,857
Provision for loan losses		—	77	8	—	—	85
General and administrative expenses		—	—	—	—	1,090	1,090
Other operating expenses		23,295	2,251	26,315	40,252	—	92,113

	￦	42,537	3,191	28,540	44,787	1,090	120,145

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	2012
	Controlling entities		Subsidiaries	Associates	Entities under common control	Key management	Total
Revenues:
Interest income	￦	1,960	46,118	35,547	220	—	83,845
Reversal of allowance for loan losses		—	190	654	—	—	844
Fees and commission income, other revenues		26,531	143,791	75,756	31,120	—	277,198

	￦	28,491	190,099	111,957	31,340	—	361,887

Expenses:
Interest expenses	￦	25,155	794	2,891	5,635	—	34,475
Provision for loan losses		—	42	—	—	—	42
General and administrative expenses		—	—	—	—	1,301	1,301
Other operating expenses		37,965	18,581	17,401	24,456	—	98,403

	￦	63,120	19,417	20,292	30,091	1,301	134,221

(4)	The Bank provided various commitments amounting to ￦496,700 million (￦603,000 million as of December 31, 2012) and payment guarantees amounting to ￦1,169,485 million (￦1,165,896 million as of December 31, 2012) in the transactions with related parties as of June 30, 2013.

41. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of June 30, 2013 and 2012 are as follows:

	June 30, 2013		June 30, 2012
Cash and due from banks:
Cash and foreign currencies	￦	71,407	71,644
Due from banks denominated in Korean won		1,508,815	811,197
Due from banks denominated in foreign currencies		1,765,167	2,265,112

		3,345,389	3,147,953

Less: Restricted due from banks, others		(2,293,115)	(1,514,300)
Add: Financial instruments reaching maturity within three months from date of acquisition		2,545,222	3,816,102
Financial assets held for trading
Government and public bonds		7,964	160,047
Available-for-sale financial assets
Government and public bonds		—	417,562
Loans:
Call-loans		2,009,521	2,840,432
Inter-bank loans		527,737	398,061

		2,537,258	3,238,493

Cash and cash equivalents	￦	3,597,496	5,449,755

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Decrease in loans due to write-offs	￦	79,715	165,939
Increase in available-for-sale financial assets due to debt-to-equity swap		51,716	35,201
Increase (decrease) in accumulated other comprehensive income due to securities valuation		(78,962)	8,517
Deferred income tax effect due to securities valuation		19,088	(2,036)
Reclassification of available-for-sale financial assets to investments in subsidiaries and associates		6,141	3,769
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		3,234	2,589
Transfer from investment property to property and equipment		3,995	(7,719)

42. Transfers of Financial Assets that do not Qualify for Derecognition

Transfers of financial assets that do not qualify for derecognition as of June 30, 2013, and December 31, 2012 are as follows:

	June 30, 2013
	Date of sale	Carrying amount of the assets		Carrying amount of the liabilities	Reason for not qualifying for derecognition
KDB SOC securitization SPC	December 7, 2010	￦	15,860	3,000	(*1)

	December 31, 2012
	Date of sale	Carrying amount of the assets		Carrying amount of the liabilities	Reason for not qualifying for derecognition
KDB SOC securitization SPC	December 7, 2010	￦	15,923	6,000	(*1)

(*1)	Most of the risks and rewards from ownership of the securitized financial assets have not been transferred to the Bank’s credit supports. Accordingly, the Bank does not derecognize the securitized financial assets.

43. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	￦	1,266,168	489,492	—	1,755,660
Available-for-sale financial assets		1,810,544	22,199,867	1,785,189	25,795,600
Derivative financial assets		36	4,563,269	64,550	4,627,855

	￦	3,076,748	27,252,628	1,849,739	32,179,115

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	834,565	7,131	841,696
Derivative financial liabilities		—	3,981,440	29,364	4,010,804

	￦	—	4,816,005	36,495	4,852,500

	December 31, 2012
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	￦	1,346,544	530,820	—	1,877,364
Available-for-sale financial assets		1,524,035	21,509,242	1,852,733	24,886,010
Derivative financial assets		45	5,028,289	149,556	5,177,890

	￦	2,870,624	27,068,351	2,002,289	31,941,264

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	864,427	10,770	875,197
Derivative financial liabilities		—	4,052,362	34,494	4,086,856

	￦	—	4,916,789	45,264	4,962,053

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	January 1, 2013		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Adjustments in level	June 30, 2013
Financial assets:
Available-for-sale financial assets	￦	1,852,733	31,453	(41,723)	580,663	(87,784)	(550,153)	1,785,189
Derivative financial assets		149,556	4,309	—	9,402	(98,717)	—	64,550

	￦	2,002,289	35,762	(41,723)	590,065	(186,501)	(550,153)	1,849,739

Financial liabilities:
Financial liabilities designated at FVTPL	￦	10,770	2,305	—	—	(5,944)	—	7,131
Derivative financial liabilities		34,494	(4,409)	—	6,300	(7,021)	—	29,364

	￦	45,264	(2,104)	—	6,300	(12,965)	—	36,495

	2012
	January 1, 2012		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Adjustments in level	June 30, 2012
Financial assets:
Available-for-sale financial assets	￦	2,136,111	68,625	57,695	130,831	(156,794)	(6,682)	2,229,786
Derivative financial assets		159,974	30,909	—	33,441	(22,220)	—	202,104

	￦	2,296,085	99,534	57,695	164,272	(179,014)	(6,682)	2,431,890

Financial liabilities:
Financial liabilities designated at FVTPL	￦	798	9	—	2,576	—	—	3,383
Derivative financial liabilities		83,309	(63,120)	—	26,122	(97)	—	46,214

	￦	84,107	(63,111)	—	28,698	(97)	—	49,597

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(iii)	Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy as of June 30, 2013 are as follows:

June 30, 2013
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	2.82 ~ 21.90
	method	Growth rate	0.00
Rate of increase in
		liquidation value	0.00

Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Correlation coefficient	0.30 ~ 0.73
method
Interest rate options	Modified Black model	Volatility	10.90 ~ 22.75
Stock index options	Black-Scholes model	Volatility	11.16 ~ 43.80
Equity options	Finite difference	Volatility	16.10 ~ 69.00
	method	Correlation coefficient	0.00 ~ 0.95

Financial liabilities designated at FVTPL:
Borrowings	Finite difference	Volatility	16.10 ~ 69.00
	method	Correlation coefficient	0.00 ~ 0.95

(2) Fair value hierarchy of financial instruments disclosed by fair value

The fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2013 are as follows:

	June 30, 2013
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	￦	1,052,274	2,293,005	—	3,345,279
Loans(*1)		—	2,414,272	93,249,024	95,663,296
Held-to-maturity financial assets		7,071	40,782	—	47,853
Other financial assets(*1)		—	8,811,417	831,467	9,642,884

	￦	1,059,345	13,559,476	94,080,491	108,699,312

Financial liabilities:
Deposits(*1)	￦	—	1,812,400	35,714,966	37,527,366
Borrowings(*1)		—	1,087,333	23,489,489	24,576,822
Bonds		—	51,238,987	—	51,238,987
Other financial liabilities(*1)		—	8,357,077	2,225,474	10,582,551

	￦	—	62,495,797	61,429,929	123,925,726

(*1)	For financial instruments categorized as level 2, the carrying amount is considered a rational approximation of the fair value and is thus, disclosed as the fair value.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

44. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	￦	1,399,703	—	—	—	—	1,945,576	—	—	3,345,279
Financial assets held for trading		7,964	1,747,696	—	—	—	—	—	—	1,755,660
Available-for-sale financial assets		—	—	—	25,795,600	—	—	—	—	25,795,600
Held-to-maturity financial assets		—	—	—	—	47,441	—	—	—	47,441
Loans		2,537,258	—	—	—	—	92,015,552	—	—	94,552,810
Derivative financial assets		—	3,910,733	—	—	—	—	—	717,122	4,627,855
Other financial assets		—	—	—	—	—	9,654,586	—	—	9,654,586

	￦	3,944,925	5,658,429	—	25,795,600	47,441	103,615,714	—	717,122	139,779,231

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	—	841,696	—	—	—	—	—	841,696
Deposits		—	—	—	—	—	—	37,490,967	—	37,490,967
Borrowings		—	—	—	—	—	—	24,504,729	—	24,504,729
Bonds		—	—	—	—	—	—	50,786,366	—	50,786,366
Derivative financial liabilities		—	3,716,822	—	—	—	—	—	293,982	4,010,804
Other financial liabilities		—	—	—	—	—	—	10,582,538	—	10,582,538

	￦	—	3,716,822	841,696	—	—	—	123,364,600	293,982	128,217,100

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	￦	1,337,942	—	—	—	—	1,357,906	—	—	2,695,848
Financial assets held for trading		2,416	1,874,948	—	—	—	—	—	—	1,877,364
Available-for-sale financial assets		—	—	—	24,886,010	—	—	—	—	24,886,010
Held-to-maturity financial assets		—	—	—	—	88,690	—	—	—	88,690
Loans		4,285,145	—	—	—	—	86,749,260	—	—	91,034,405
Derivative financial assets		—	4,320,948	—	—	—	—	—	856,942	5,177,890
Other financial assets		—	—	—	—	—	10,605,122	—	—	10,605,122

	￦	5,625,503	6,195,896	—	24,886,010	88,690	98,712,288	—	856,942	136,365,329

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	—	875,197	—	—	—	—	—	875,197
Deposits		—	—	—	—	—	—	38,652,332	—	38,652,332
Borrowings		—	—	—	—	—	—	21,977,467	—	21,977,467
Bonds		—	—	—	—	—	—	46,901,677	—	46,901,677
Derivative financial liabilities		—	3,960,206	—	—	—	—	—	126,650	4,086,856
Other financial liabilities		—	—	—	—	—	—	11,617,104	—	11,617,104

	￦	—	3,960,206	875,197	—	—	—	119,148,580	126,650	124,110,633

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

45. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Loaned debt securities	￦	391,844	—	391,844	391,844	—	—
Repurchase agreement bought		711,699	—	711,699	711,699	—	—
Derivative financial assets		4,627,855	—	4,627,855	2,934,285	60,418	1,633,152
Receivable spot exchange		7,069,050	—	7,069,050	7,013,694	—	55,356

	￦	12,800,448	—	12,800,448	11,051,522	60,418	1,688,508

	June 30, 2013
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Repurchase agreement sold	￦	3,702,952	—	3,702,952	3,702,952	—	—
Derivative financial liabilities		4,010,804	—	4,010,804	3,006,957	—	1,003,847
Outstanding spot exchange		7,070,495	—	7,070,495	7,013,694	—	56,801

	￦	14,784,251	—	14,784,251	13,723,603	—	1,060,648

	December 31, 2012
	Gross amounts of recognized financial assets		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Loaned debt securities	￦	29,359	—	29,359	29,359	—	—
Repurchase agreement bought		457,020	—	457,020	457,020	—	—
Derivative financial assets		5,177,890	—	5,177,890	3,420,660	268,620	1,488,610
Receivable spot exchange		7,435,915	—	7,435,915	7,435,031	—	884

	￦	13,100,184	—	13,100,184	11,342,070	268,620	1,489,494

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Repurchase agreement sold	￦	2,037,387	—	2,037,387	2,037,387	—	—
Derivative financial liabilities		4,086,856	—	4,086,856	3,095,449	—	991,407
Outstanding spot exchange		7,435,456	—	7,435,456	7,435,031	—	425

	￦	13,559,699	—	13,559,699	12,567,867	—	991,832

46. Operating Segments

(1)	The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. The following summary describes the operations in each of the Bank’s reportable segments:

Industry	General information
Corporate finance	Provides trading services, and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Financial information about the Bank’s operating segments for the six-month periods ended June 30, 2013 and 2012, is as follows:

	June 30, 2013
	Corporate finance		Investment finance	Asset management	Others	Total
Operating revenues:
Net interest income	￦	761,527	9,258	1,079	93,814	865,678
Non-interest income (loss), net		130,842	129,286	18,747	(117,656)	161,219
Income (loss) related to securities(*1)		(161,862)	(88,053)	—	50,455	(199,460)

		730,507	50,491	19,826	26,613	827,437
General administrative expenses		(172,387)	(41,263)	(5,504)	(55,759)	(274,913)
Provision for loan loss and others(*2)		(905,208)	(41,421)	—	687	(945,942)

Operating income (loss)	￦	(347,088)	(32,193)	14,322	(28,459)	(393,418)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	June 30, 2012
	Corporate finance		Investment finance	Asset management	Others	Total
Operating revenues:
Net interest income	￦	712,854	56,329	—	139,439	908,622
Non-interest income (expense), net		146,672	308,934	18,486	(32,004)	442,088
Income (loss) related to securities(*1)		(25,700)	500	—	59,718	34,518

		833,826	365,763	18,486	167,153	1,385,228
General administrative expenses		(162,752)	(49,502)	(5,942)	(44,339)	(262,535)
Provision for loan loss and others(*2)		(187,931)	(113,737)	—	136	(301,532)

Operating income	￦	483,143	202,524	12,544	122,950	821,161

(*1)	Income related to securities comprises losses (gains) relating to financial assets held for trading and available-for-sale financial assets.
(*2)	Provision for loan loss and others comprises provision for loan losses, provision for derivative credit risks, losses (gains) on sales of loans, and provision for other losses.

(3)	Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2013 and 2012, and the geographical non-current asset information as of June 30, 2013 and December 31, 2012, are as follows:

	Revenues(*1)			Non-current assets(*2)
	June 30, 2013		June 30, 2012	June 30, 2013	December 31, 2012
Domestic	￦	9,382,052	6,805,906	6,612,635	6,584,961
Overseas		463,065	353,898	3,724	3,414

	￦	9,845,117	7,159,804	6,616,359	6,588,375

(*1)	Revenues consist of interest income, fees and commission income, income related to securities, foreign currency transaction gain, gain on derivative and other operating income.
(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipments, investment properties, and intangible assets.

47. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management, and seeks to change from its previously adaptive and limited role to a more leading and comprehensive form.

Furthermore, the Bank focuses on consistent communication among different departments in order to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Commitee (the “Committee”) is composed of the President of the committee (an outside director), and four other commissioners including the CEO of the Bank. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Consulting Service Department

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management in order to sustain efficiency and internal control. The head of the Consulting Service Department is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Practice Committee

The Bank’s Risk Management Practice Committee is composed of the main leaders of business segments, and exercises its role to review matters for decision on allocation by segment of internal capital limits and other material risk-related matters.

(iv) Performance of Risk Management Committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the six-month period ended June 30, 2013, the key activities of the Risk Management Committee were as follows:

•	Major deliberation and resolution

•	Issuance plan and planning of subordinated Industrial Financial Debentures

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

•	Major reporting

•	Report on simulation of Business Continuity Planning (BCP)

•	Assessment and approval standards of franchise loans

•	Resolutions from the Credit Committee and the Board of Investment in the fourth quarter of 2012

•	Allocation and management standards of internal capital limits for 2013

•	Issuance and amendments to assessment and approval standards of household loans by instruments

•	Resolutions from the Credit Committee and the Board of Investment in the first quarter of 2013

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel II

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (“FSS”) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (“LDP”)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Pre-operation of the Advanced Measurement Approach (“AMA”) since 2009, in arrangement with the FSS, to apply the risk management AMA

•	Expansion of risk management infrastructure to the global IB level

•	Establishment of the RAPM system in order to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Risk management of retail banking

•	On-going planning of asset expansion in the retail banking risk management operations sector of the department of risk management since the introduction of retail loan business in 2010

•

Establishment and application of assessment and approval standards by retail loan instruments, and expansion of retail banking risk management infrastructure such as accumulating databases in order to support analytic decision-making and develop a personal credit assessment model through the establishment of a “retail banking Data Mart”

•	To supplement the limit of a evaluation process with computerized system, the group adopted ‘underwriter’ which compensate the evaluation system in sophisticated level.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets, and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limits and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May 2006 May 2009	Manage process and calculate CSA, KRI, OP and VaR Pre-operate the AMA

(vii) Response to Basel II

The Korean authority implemented Basel II as of January 2008, and adopted the Standardized Approach and the Foundation Internal Ratings-Based Approach. The Advanced Approaches were adopted later in 2009.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

To establish credibility and maintain financial soundness, the Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Ratings-Based Approach, Operational risk: Advanced Measurement Approach etc) by continuously improving related systems and policies. Furthermore, the Bank is proceeding with “Basel3 standard risk management system” project since January 2013, in preparation of the adoption of Basel 3 regulations announced December 2010.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, in order to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(“BIS”) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department, according to the extent of possible risk faced and size of operations, after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be retrieved properly or from substitute payments.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most important risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (“RM”), the credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently, and inspects the borrower’s status regularly and frequently in order to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to provision an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward Looking Criteria (“FLC”), which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Loans

The details of loans as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Neither past due nor impaired	￦	92,629,434	89,892,960
Past due but not impaired		278,099	113,921
Impaired		2,961,383	1,868,306

		95,868,916	91,875,187
Allowance for doubtful accounts		(1,291,969)	(782,541)
Present value discount		(25,981)	(49,006)
Deferred loan origination costs and fees		1,844	(9,235)

Net value	￦	94,552,810	91,034,405

Ratio of allowance for loan loss to total loans		%1.35	0.85

Loans that are neither past due nor impaired

Loans that are neither past due nor impaired as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	￦	23,119,876	31,274,876	2,325,775	21,239,522	3,176,008	8,329,348	89,465,405
CCC (Precautionary)		1,207,836	358,483	—	344,677	220,957	593,822	2,725,775
CC (Substandard)		141,285	64,427	—	45,729	156,273	30,540	438,254
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	￦	24,468,997	31,697,786	2,325,775	21,629,928	3,553,238	8,953,710	92,629,434

	December 31, 2012
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	￦	22,485,377	31,009,479	1,758,924	18,413,199	4,385,189	9,824,481	87,876,649
CCC (Precautionary)		774,545	291,950	—	404,803	76,078	283,689	1,831,065
CC (Substandard)		43,365	14,323	—	—	95,036	32,522	185,246
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	￦	23,303,287	31,315,752	1,758,924	18,818,002	4,556,303	10,140,692	89,892,960

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Loans that are past due but not impaired

Loans that are past due but not impaired as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	￦	60,511	99,097	3,028	38,148	980	9,003	210,767
Within 30 ~ 60 days		3,270	1,673	260	1,163	—	—	6,366
Within 60 ~ 90 days		53,200	6,599	—	1,167	—	—	60,966

	￦	116,981	107,369	3,288	40,478	980	9,003	278,099

	December 31, 2012
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	￦	50,028	24,718	180	19,010	3,000	7,068	104,004
Within 30 ~ 60 days		5,025	183	—	—	—	—	5,208
Within 60 ~ 90 days		2,739	1,970	—	—	—	—	4,709

	￦	57,792	26,871	180	19,010	3,000	7,068	113,921

Impaired loans

Impaired loans as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	￦	1,425,922	409,890	231,278	536,453	272,489	2,876,032
Collective		38,330	13,813	29,371	2,480	1,357	85,351

	￦	1,464,252	423,703	260,649	538,933	273,846	2,961,383

	December 31, 2012
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	￦	793,612	428,059	68,646	351,433	120,547	1,762,297
Collective		42,258	16,439	39,816	4,280	3,216	106,009

	￦	835,870	444,498	108,462	355,713	123,763	1,868,306

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(iii) Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the difficulty of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating(*)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

(*)	Credit rating refer to those evaluated by global credit rating agencies such as S&P or Moody’s

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (“IRB”)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach currently, June 30, 2013.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently, and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA(*1)	— Countries, public institutions and banks
	SA(*2)	— Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		— Corporate and small and medium enterprises and asset securitization (at each credit level)
Application of IRB by phase		— Special lending, non-residence, non-bank financial institutions

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments, banks, and other public institutions.
(*2)	The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment is less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure less credit risk mitigation by asset type as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	￦	5,918,599	—	5,918,599
Bank		6,639,042	—	6,639,042
Corporate		113,802,294	(111,356)	113,690,938
Equity securities		8,556,266	—	8,556,266
Indirect investments		3,994,191	—	3,994,191
Asset securitization		6,759,531	—	6,759,531
Over-the-counter derivatives		8,211,413	(4,134,015)	4,077,398
Others		23,928,975	(130,415)	23,798,560

	￦	177,810,311	(4,375,786)	173,434,525

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	￦	5,932,290	—	5,932,290
Bank		8,204,972	—	8,204,972
Corporate		108,002,924	(98,347)	107,904,577
Equity securities		8,523,869	—	8,523,869
Indirect investments		3,864,830	—	3,864,830
Asset securitization		8,117,135	—	8,117,135
Over-the-counter derivatives		8,181,229	(3,925,954)	4,255,275
Others		22,466,698	(170,509)	22,296,189

	￦	173,293,947	(4,194,810)	169,099,137

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the identical grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for bad debts assessment.

Credit process control structure

According to the Principle of Checks and Balances the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated

•

Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s consulting service department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

(iv) Credit exposure

Geographical information of credit exposure

Geographical information of credit exposure as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	￦	875,276	103,090	108,505	681,220	1,768,091
Available-for-sale financial assets:
Bonds (excluding government bonds)		14,087,353	711,669	523,132	414,234	15,736,388
Held-to-maturity financial assets:
Bonds (excluding government bonds)		40,000	—	—	—	40,000
Loans		127,438,150	218,778	516,948	3,182,333	131,356,209
Derivative financial assets		707,460	3,427	—	370	711,257
Other assets		9,339,709	56,339	1,786	11,716	9,409,550

		152,487,948	1,093,303	1,150,371	4,289,873	159,021,495

Financial guarantees		38,619,376	—	33,220	363,289	39,015,885
Credit related commitment (Commitments on loans and others)		7,651,573	192,138	738,456	3,177,025	11,759,192

		46,270,949	192,138	771,676	3,540,314	50,775,077

	￦	198,758,897	1,285,441	1,922,047	7,830,187	209,796,572

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	￦	1,247,477	48,518	103,460	455,322	1,854,777
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,093,877	616,525	446,087	389,799	14,546,288
Held-to-maturity financial assets:
Bonds (excluding government bonds)		80,979	—	—	—	80,979
Loans		120,016,827	332,480	310,503	2,915,243	123,575,053
Derivative financial assets		856,936	6	—	—	856,942
Other assets		10,629,322	3,536	2,398	13,511	10,648,767

		145,925,418	1,001,065	862,448	3,773,875	151,562,806

Financial guarantees		47,530,780	—	36,302	324,785	47,891,867
Credit related commitment (Commitments on loans and others)		8,888,424	148,123	702,982	2,676,264	12,415,793

		56,419,204	148,123	739,284	3,001,049	60,307,660

	￦	202,344,622	1,149,188	1,601,732	6,774,924	211,870,466

Industry information of credit exposure

Industry information of credit exposure as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Loans for corporate
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	￦	—	984,035	784,056	1,768,091
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,836,926	9,788,083	2,111,379	15,736,388
Held-to-maturity financial assets:
Bonds (excluding government bonds)		20,000	20,000	—	40,000
Loans		67,161,324	52,877,955	11,316,930	131,356,209
Derivative financial assets		—	703,989	7,268	711,257
Other assets		1,541	35,885	9,372,124	9,409,550

		71,019,791	64,409,947	23,591,757	159,021,495

Financial guarantees		29,094,068	4,632,402	5,289,415	39,015,885
Credit related commitment (Commitments on loans and others)		2,747,438	8,282,386	729,368	11,759,192

		31,841,506	12,914,788	6,018,783	50,775,077

	￦	102,861,297	77,324,735	29,610,540	209,796,572

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Loans for corporate
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	￦	—	716,223	1,138,554	1,854,777
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,570,141	9,180,716	1,795,431	14,546,288
Held-to-maturity financial assets:
Bonds (excluding government bonds)		20,000	60,979	—	80,979
Loans		63,659,216	49,753,630	10,162,207	123,575,053
Derivative financial assets		—	848,042	8,900	856,942
Other assets		1,480	35,885	10,611,402	10,648,767

		67,250,837	60,595,475	23,716,494	151,562,806

Financial guarantees		37,287,897	3,647,415	6,956,555	47,891,867
Credit related commitment (Commitments on loans and others)		2,317,677	9,412,911	685,205	12,415,793

		39,605,574	13,060,326	7,641,760	60,307,660

	￦	106,856,411	73,655,801	31,358,254	211,870,466

Credit rate information of credit exposure

Credit rate information of credit exposure as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	￦	154,174	3,058,203	—	3,212,377
A+ ~ A-		463,994	1,390,558	—	1,854,552
BBB+ ~ BB-		251,907	5,787,020	20,000	6,058,927
Less than BB-		—	446,669	—	446,669
Unrated		898,016	5,053,938	20,000	5,971,954

	￦	1,768,091	15,736,388	40,000	17,544,479

	December 31, 2012
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	￦	171,077	3,095,310	600	3,266,987
A+ ~ A-		335,305	1,209,179	—	1,544,484
BBB+ ~ BB-		187,532	5,273,528	20,000	5,481,060
Less than BB-		—	323,879	—	323,879
Unrated		1,160,863	4,644,392	60,379	5,865,634

	￦	1,854,777	14,546,288	80,979	16,482,044

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Company has been using the same approach when calculating credit risk-weighted assets since the end of June, 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis.

BIS capital adequacy ratio

	June 30, 2013		December 31, 2012
Equity capital based on BIS (A):
Tier 1 capital	￦	14,874,329	15,347,588
Tier 2 capital		2,206,113	1,648,534

		17,080,442	16,996,122

Risk-weighted assets (B):
Credit risk-weighted assets		120,016,833	107,681,202
Market risk-weighted assets		563,020	938,405
Operational risk-weighted assets		4,627,726	4,581,928

	￦	125,207,579	113,201,535

BIS capital adequacy ratio (A/B):	%	13.64	15.01
Tier 1 capital ratio		11.88	13.55
Tier 2 capital ratio		1.76	1.46

Equity capital based on BIS

	June 30, 2013		December 31, 2012
Equity capital (A+B)	￦	17,080,442	16,996,122
Tier 1 capital (A):
Capital stock		9,251,861	9,251,861
Capital surplus		44,455	44,859
Retained earnings		8,008,661	8,584,659
Non-controlling interest		15,982	15,247
Deductions		(2,446,630)	(2,549,038)

	￦	14,874,329	15,347,588

Tier 2 capital (B):
45% of unrealized gain on financial assets available-for-sale	￦	295,049	285,310
Term subordinated liabilities		1,602,835	1,134,812
Others		864,594	775,700
Deductions		(556,365)	(547,288)

	￦	2,206,113	1,648,534

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to risks, such as interest rates, stock prices, and foreign exchange rates, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits.

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (stock price, interest rates, foreign exchange rates and option). The trading department regulates and operates terms of stop loss and investment limits.

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used for risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

Upon the estimation of market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applies three scenarios based on the fluctuation of market index that occurred at the time of the historical events that resulted in the significant shock such as the IMF crisis and the 9/11 attacks. The stress test is implemented by the system daily in order to provide for crisis occurrences. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

VaR of trading position

The Bank’s VaR of trading position as of June 30, 2013 and December 31, 2012 are as follows:

	Six-month period ended June 30, 2013
	Average		Max	Min	June 30, 2013
Interest rates	￦	3,032	4,483	1,079	2,341
Stock price		510	941	196	290
Foreign exchange rates		532	2,035	202	401
Option		151	614	50	142
Diversification effect		(1,230)	(3,624)	(115)	(787)

	￦	2,995	4,449	1,412	2,387

	Year ended December 31, 2012
	Average		Max	Min	December 31, 201 2
Interest rates	￦	3,322	4,251	2,364	3,229
Stock price		778	3,219	53	263
Foreign exchange rates		687	4,789	167	573
Option		217	927	40	361
Diversification effect		(1,607)	(7,017)	(470)	(1,041)

	￦	3,397	6,169	2,154	3,385

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of a decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the Oracle Financial Services Application (OFSA) and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on a consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

EaR/VaR of non-trading positions

The Bank’s EaR and VaR of non-trading positions as of June 30, 2013 December 31, 2012 are as follows:

June 30, 2013
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	￦ 223,802	57,802

December 31, 2012
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	￦ 269,006	46,927

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	￦	1,570,729	1,636,263	54,273	39,846	730	43,438	3,345,279
Financial assets held for trading		1,737,422	13,816	—	—	—	4,422	1,755,660
Available-for-sale financial assets		21,218,856	4,111,636	141,293	230,393	—	93,422	25,795,600
Held-to-maturity financial assets		47,441	—	—	—	—	—	47,441
Loans		64,033,244	26,340,202	551,764	3,184,318	35,419	407,863	94,552,810
Derivative financial assets		3,764,114	775,887	74,936	12,105	—	813	4,627,855
Other assets		5,660,294	3,856,184	56,067	27,113	14,030	40,898	9,654,586

Total financial assets		98,032,100	36,733,988	878,333	3,493,775	50,179	590,856	139,779,231

Financial liabilities:
Financial liabilities designated at FVTPL		841,696	—	—	—	—	—	841,696
Deposits		32,823,915	4,237,067	29,310	393,608	70	6,997	37,490,967
Borrowings		8,079,314	14,182,424	284,380	1,894,402	58,874	5,335	24,504,729
Bonds		32,178,300	11,751,763	1,930,337	1,117,138	—	3,808,828	50,786,366
Derivative financial liabilities		3,229,089	703,239	59,258	18,240	—	978	4,010,804
Other liabilities		5,278,141	3,722,604	48,982	1,466,106	15,616	51,089	10,582,538

Total financial liabilities		82,430,455	34,597,097	2,352,267	4,889,494	74,560	3,873,227	128,217,100

Net financial position	￦	15,601,645	2,136,891	(1,473,934)	(1,395,719)	(24,381)	(3,282,371)	11,562,131

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	￦	832,377	1,775,148	9,862	55,951	—	22,510	2,695,848
Financial assets held for trading		1,846,521	18,181	9,920	—	—	2,742	1,877,364
Available-for-sale financial assets		21,082,015	3,298,030	128,280	289,087	—	88,598	24,886,010
Held-to-maturity financial assets		88,690	—	—	—	—	—	88,690
Loans		63,322,712	23,783,430	428,325	3,154,232	64,380	281,326	91,034,405
Derivative financial assets		3,613,255	1,445,046	94,201	25,388	—	—	5,177,890
Other assets		6,496,755	3,841,387	28,177	225,267	—	13,536	10,605,122

Total financial assets		97,282,325	34,161,222	698,765	3,749,925	64,380	408,712	136,365,329

Financial liabilities:
Financial liabilities designated at FVTPL		875,197	—	—	—	—	—	875,197
Deposits		33,955,187	3,849,986	386,370	459,379	64	1,346	38,652,332
Borrowings		8,339,318	11,284,692	207,331	1,999,235	83,958	62,933	21,977,467
Bonds		29,152,307	11,360,239	808,152	1,009,564	—	4,571,415	46,901,677
Derivative financial liabilities		2,706,621	1,284,487	74,767	20,981	—	—	4,086,856
Other liabilities		7,055,176	4,229,599	153,030	122,024	407	56,868	11,617,104

Total financial liabilities		82,083,806	32,009,003	1,629,650	3,611,183	84,429	4,692,562	124,110,633

Net financial position	￦	15,198,519	2,152,219	(930,885)	138,742	(20,049)	(4,283,850)	12,254,696

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

Since the methodology to quantifiably measure liquidity risk does not formally exist, the Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	Liquidity ratio : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap : (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crises specific to the Bank, market risk, and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Within 1 month		1~3 Months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	￦	2,801,855	87,798	245,018	246,214	2,001	3,382,886
Financial assets held for trading		1,694,733	—	2,072	72,710	—	1,769,515
Available-for-sale financial assets		506,461	4,432,211	5,978,768	12,611,126	3,759,133	27,287,699
Held-to-maturity financial assets		20,257	—	22,161	10,139	—	52,557
Loans		10,710,607	9,536,303	30,695,199	41,316,795	11,139,989	103,398,893
Other assets		8,812,536	573	7,522	14,898	1,006,569	9,842,098

Total financial asset	￦	24,546,449	14,056,885	36,950,740	54,271,882	15,907,692	145,733,648

Financial liabilities:
Financial liabilities designated at FVTPL	￦	614	155,410	1,536	217,252	1,052,574	1,427,386
Deposits		13,114,121	4,931,785	20,106,469	512,797	34,462	38,699,634
Borrowings		5,374,462	3,958,890	8,660,803	5,478,263	1,608,240	25,080,658
Bonds		913,513	3,785,483	16,377,081	28,590,261	6,735,700	56,402,038
Other liabilities		8,803,917	295	10,504	44,379	2,347,129	11,206,224

Total financial liabilities	￦	28,206,627	12,831,863	45,156,393	34,842,952	11,778,105	132,815,940

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	￦	2,137,432	64,871	266,749	177,528	—	2,646,580
Financial assets held for trading		1,884,607	—	434	10,589	—	1,895,630
Available-for-sale financial assets		155,717	4,187,777	5,582,788	13,570,932	3,069,601	26,566,815
Held-to-maturity financial assets		1,101	569	62,581	30,937	727	95,915
Loans		10,340,760	8,827,969	29,634,064	41,193,941	9,739,209	99,735,943
Other assets		9,796,657	17	11,573	18,601	837,235	10,664,083

Total financial asset	￦	24,316,274	13,081,203	35,558,189	55,002,528	13,646,772	141,604,966

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	2,081	160,483	225,910	1,102,915	1,491,389
Deposits		12,225,615	5,487,976	21,630,828	412,034	1,692	39,758,145
Borrowings		5,932,615	2,759,943	7,031,195	5,243,919	1,580,937	22,548,609
Bonds		1,755,209	3,105,797	13,405,597	27,860,046	6,765,133	52,891,782
Other liabilities		9,654,121	82	15,051	43,013	2,522,612	12,234,879

Total financial liabilities	￦	29,567,560	11,355,879	42,243,154	33,784,922	11,973,289	128,924,804

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2013 and December 31, 2012 are as follows:

Net settlement of derivative financial instruments

	June 30, 2013
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	￦	(10,347)	(831,255)	(978)	(2,230)	—	(844,810)
Interest		(7,892)	1,129,142	240,413	(184,471)	1,520,358	2,697,550
Stock		—	(12,319)	(3,803)	(11,841)	—	(27,963)
Hedging purpose derivatives:
Interest		—	651,887	(23,471)	(840,781)	(122,976)	(335,341)

	￦	(18,239)	937,455	212,161	(1,039,323)	1,397,382	1,489,436

	December 31, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	￦	—	(403,844)	(860,736)	(10,794)	—	(1,275,374)
Interest		264	(369,218)	1,041,549	218,111	1,531,877	2,422,583
Stock		—	8,271	1,611	(8,959)	—	923
Hedging purpose derivatives:
Interest		—	906,839	—	(818,134)	(34,443)	54,262

	￦	264	142,048	182,424	(619,776)	1,497,434	1,202,394

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Gross settlement of derivative instruments

	June 30, 2013
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	￦	1,124,186	15,227,097	16,702,582	11,776,199	502,803	45,332,867
Outflow		1,126,471	15,175,649	16,628,586	11,636,322	496,347	45,063,375
Hedging purpose derivatives:
Currency
Inflow		72,856	296,724	2,273,780	3,304,816	216,199	6,164,375
Outflow		74,129	300,270	2,192,914	3,398,581	218,277	6,184,171

Total inflow	￦	1,197,042	15,523,821	18,976,362	15,081,015	719,002	51,497,242

Total outflow	￦	1,200,600	15,475,919	18,821,500	15,034,903	714,624	51,247,546

	December 31, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	￦	1,000,135	8,501,828	14,808,039	9,406,311	659,643	34,375,956
Outflow		994,579	8,496,906	14,814,296	9,720,509	645,799	34,672,089
Hedging purpose derivatives:
Currency
Inflow		587,715	83,793	1,904,595	2,954,402	393,795	5,924,300
Outflow		628,831	79,563	1,823,168	2,930,400	362,428	5,824,390

Total inflow	￦	1,587,850	8,585,621	16,712,634	12,360,713	1,053,438	40,300,256

Total outflow	￦	1,623,410	8,576,469	16,637,464	12,650,909	1,008,227	40,496,479

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	￦	523,296	1,361,674	3,038,088	3,164,387	5,008,547	13,095,992
Commitments		556,642	288,679	1,872,982	3,866,385	861,532	7,446,220

	￦	1,079,938	1,650,353	4,911,070	7,030,772	5,870,079	20,542,212

	December 31, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	￦	589,145	829,795	3,320,574	3,317,502	4,728,281	12,785,297
Commitments		16,002	357,133	2,666,716	4,951,842	659,250	8,650,943

	￦	605,147	1,186,928	5,987,290	8,269,344	5,387,531	21,436,240

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2013 was 1.9% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.9% and exports of goods and services increased by 4.6% but gross domestic fixed capital formation decreased by 0.1%, each compared with the corresponding period of 2012.

Based on preliminary data, GDP growth in the third quarter of 2013 was 3.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.3%, exports of goods and services increased by 2.4%, and gross domestic fixed capital formation increased by 5.9%, each compared with the corresponding period of 2012.

Prices, Wages and Employment

The inflation rate was 1.4% in the first quarter of 2013, 1.1% in the second quarter of 2013 and 1.2% in the third quarter of 2013. The unemployment rate was 3.6% in the first quarter of 2013, 3.1% in the second quarter of 2013 and 3.0% in the third quarter of 2013.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 1,863.3 on June 28, 2013, 1,914.0 on July 31, 2013, 1,926.4 on August 30, 2013, 1,997.0 on September 30, 2013, 2,030.1 on October 31, 2013, 2,044.8 on November 29, 2013, 2,011.3 on December 30, 2013 and 1,938.5 on January 10, 2014.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,149.7 to US$1.00 on June 28, 2013, Won 1,113.6 to US$1.00 on July 31, 2013, Won 1,110.9 to US$1.00 on August 30, 2013, Won 1,075.6 to US$1.00 on September 30, 2013, Won 1,061.4 to US$1.00 on October 31, 2013, Won 1,062.1 to US$1.00 on November 29, 2013, Won 1,055.3 to US$1.00 on December 31, 2013 and Won 1,064.8 to US$1.00 on January 10, 2014.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$58.3 billion in the first ten months of 2013. The current account surplus in the first ten months of 2013 increased from the current account surplus of US$38.2 billion in the corresponding period of 2012, primarily due to an increase in surplus from the goods account to US$48.8 billion in the first ten months of 2013 from US$31.0 billion in the corresponding period of 2012.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$35.8 billion in the first ten months of 2013. Exports increased by 1.9% to US$463.8 billion and imports decreased by 1.2% to US$428.0 billion from US$455.2 billion of exports and US$433.1 billion of imports, respectively, in the corresponding period of 2012.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$311.5 billion as of November 29, 2013.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-189409.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Floating Rate Notes

The Floating Rate Notes are initially limited to US$750,000,000 aggregate principal amount and will mature on January 22, 2017 (the “Floating Rate Maturity Date”). The Floating Rate Notes will bear interest for each Interest Period (as defined below) at a rate equal to Three-Month USD LIBOR plus 0.625% per annum, payable quarterly in arrears on January 22, April 22, July 22 and October 22 of each year (each a “Floating Rate Interest Payment Date”), beginning on April 22, 2014. Interest on the Floating Rate Notes will accrue from January 22, 2014. If any Floating Rate Interest Payment Date or the Floating Rate Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Interest Payment Date or the Floating Rate Maturity Date will be postponed to the following day that is a business day, except that if such next business day is in the next calendar month, then that Floating Rate Interest Payment Date or the Floating Rate Maturity Date will be the immediately preceding day that is a business day. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York and Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a) the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b) if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the

London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the British Bankers’ Association or any successor thereof as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from and including January 22, 2014 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Notes are held in global form. In the event that the Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

Fixed Rate Notes

The Fixed Rate Notes are initially limited to US$750,000,000 aggregate principal amount and will mature on January 22, 2024 (the “Maturity Date”). The Fixed Rate Notes will bear interest at the rate of 3.75% per annum, payable semi-annually in arrears on January 22 and July 22 of each year (each, an “Interest Payment Date”), beginning on July 22, 2014. Interest on the Fixed Rate Notes will accrue from January 22, 2014. If any Interest Payment Date or the Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or

Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Fixed Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus. The following are supplemental Korean tax considerations.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the Notes, as long as such Notes are denominated in a currency other than Won, provided that the disposition does not involve a transfer of such Notes within Korea or the disposition does not involve a transfer of such Notes to a resident of Korea or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation). If you sell or otherwise dispose of such Notes to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lesser of 22% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the Notes, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in this prospectus supplement and the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated January 13, 2014 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement— Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., The Hongkong and Shanghai Banking Corporation Limited, KDB Asia Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. International plc, Standard Chartered Bank and ANZ Securities, Inc. are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Floating Rate Notes		Principal Amount of the Fixed Rate Notes
Barclays Bank PLC	US$	89,116,000	US$	93,750,000
BNP Paribas Securities Corp.		89,116,000		93,750,000
Citigroup Global Markets Inc.		89,116,000		93,750,000
The Hongkong and Shanghai Banking Corporation Limited		89,116,000		93,750,000
KDB Asia Limited		89,116,000		93,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		89,116,000		93,750,000
Morgan Stanley & Co. International plc		89,116,000		93,750,000
Standard Chartered Bank		89,116,000		93,750,000
ANZ Securities, Inc.		37,072,000		—

	US$	750,000,000	US$	750,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

Each of the Fixed Rate Notes and the Floating Rate Notes are a new class of securities with no established trading market. Application has been made to the SGX-ST for the listing of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds from our Floating Rate Notes is US$748,027,500 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The amount of net proceeds from our Fixed Rate Notes is US$740,775,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Fixed Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Fixed Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 22, 2014, which we expect will be the sixth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next two succeeding business days, because the Notes will initially settle in T+6, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are acquired by persons who are relevant persons specified in Section 275 of the SFA, namely:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)	the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the Offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Price Stabilization and Short Position

In connection with this offering, Citigroup Global Markets Inc. (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 13, 2013 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated December 13, 2013. On January 10, 2014, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
Floating Rate Notes	US500630CB28	500630 CB2	101899608
Fixed Rate Notes	US500630CC01	500630 CC0	101890368

HEAD OFFICE OF THE BANK

16-3, Youido-dong,

Youngdeungpo-gu, Seoul 150-973

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko 18th Floor Hanjin Main Building 118 Namdaemun-ro 2 ga, Jung-gu Seoul 100-770 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjung Accounting Corp.

10th Floor, Star Tower

737 Yeoksam-dong

Gangnam-gu, Seoul 135-984

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542